AGREEMENT


                            DATE 29th November, 2002


                                (pound)80,000,000


                                 CREDIT FACILITY


                                       FOR


                        DEVONPORT ROYAL DOCKYARD LIMITED


                                   ARRANGED BY


                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                                  HSBC BANK PLC
                         THE ROYAL BANK OF SCOTLAND PLC



                                      WITH


                                  HSBC BANK PLC
                                as Facility Agent

                                      INDEX

Clause                                                                                                    Page
1.       Interpretation......................................................................................1
2.       Facilities.........................................................................................13
3.       Purpose............................................................................................13
4.       Conditions precedent...............................................................................14
5.       Utilisation........................................................................................15
6.       Repayment..........................................................................................16
7.       Prepayment and cancellation........................................................................17
8.       Interest...........................................................................................20
9.       Terms..............................................................................................21
10.      Market disruption..................................................................................23
11.      Taxes..............................................................................................24
12.      Increased Costs....................................................................................27
13.      Mitigation.........................................................................................28
14.      Payments...........................................................................................28
15.      Guarantee and indemnity............................................................................30
16.      Representations....................................................................................33
17.      Information covenants..............................................................................36
18.      Financial covenants................................................................................39
19.      General covenants..................................................................................42
20.      Default............................................................................................50
21.      Working Capital Facilities.........................................................................54
22.      The Administrative Parties.........................................................................55
23.      Evidence and calculations..........................................................................60
24.      Fees...............................................................................................61
25.      Indemnities and Break Costs........................................................................61
26.      Expenses...........................................................................................63
27.      Amendments and waivers.............................................................................63
28.      Changes to the Parties.............................................................................64
29.      Disclosure of information..........................................................................68
30.      Set-off............................................................................................69
31.      Pro rata sharing...................................................................................69
32.      Severability.......................................................................................70
33.      Counterparts.......................................................................................70
34.      Notices............................................................................................71
35.      Governing law......................................................................................72
36.      Enforcement........................................................................................73

                                       2

Schedules

1.       Original Parties...................................................................................74
2.       Conditions precedent documents.....................................................................75
3.       Form of Request....................................................................................79
4.       Calculation of Mandatory Cost......................................................................84
5.       Form of Transfer Certificate.......................................................................86
6.       Existing Security..................................................................................88
7.       Form of Compliance Certificate.....................................................................89
8.       Form of Accession Agreement........................................................................90
9.       Form of Resignation Request........................................................................91
10.      Form of Security Agreement.........................................................................92
11.      Form of Legal Opinion.............................................................................110
12.      Material Contracts................................................................................115

Signatories................................................................................................116

THIS AGREEMENT is dated 29th November, 2002

BETWEEN:

(1)      DEVONPORT ROYAL  DOCKYARD LIMITED  (registered  number  02077752)  (the
         Company);

(2)      DEVONPORT MANAGEMENT LIMITED (registered number 2959785) (the Parent);

(3) THE COMPANIES listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(4) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, HSBC BANK PLC AND THE ROYAL BANK OF SCOTLAND PLC as arrangers (in this capacity the Mandated Lead Arrangers);

(5) THE FINANCIAL INSTITUTIONS listed in the Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(6)      HSBC BANK PLC as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.       Interpretation

1.1      Definitions

         In this Agreement:

         Accession  Agreement means  a  letter,  substantially  in  the  form of
         Schedule 8 (Form of Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require.

         Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

         Administrative Party means a Mandated Lead Arranger or the Facility Agent.

         Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         Agency includes, in relation to a state or supranational organization, any agency, authority, central bank, department, government, legislature, ministry, official or public person (whether autonomous or not) of, or of the government of, that state or supranational organization.

         Applicable Margin means:

         (a) for a Term Loan, subject to Clause 8.3 (Adjustment of the Applicable Margin), 1.375 per cent. per annum; and

         (b) for a Revolving Credit Loan, subject to Clause 8.3 (Adjustment of the Applicable Margin), 1.0 per cent. per annum.

         Availability Period means the period from and including the date of this Agreement to and including:

         (a) for the Initial Term Loan, the date which is 90 days from the date of this Agreement; and

         (b)   for any other Term Loan, 30th June, 2003; and

         (c) for a Revolving Credit Loan, the date which is one month before the Final Maturity Date.

         Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

         Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

         Commitment means a Commitment, as so designated, of a Lender under a particular Facility.

         Compliance Certificate means a certificate substantially in the form of
         Schedule 7 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

         Costs Report means a report in the form of Part II of Schedule 3 (Form of Costs Report) prepared by the Company, covering details of:

         (a) Works completed since the date of the most recent Costs Report provided to the Facility Agent (and not included in any other Costs Report) or, in the case of the first Costs Report to be provided to the Facility Agent, the Works completed since the certificate to be provided by the Company under Schedule 2;

         (b) the costs and expenses incurred by the Company in relation to those Works;

         (c) any other matters that the Facility Agent may, after consultation with the Company, reasonably request; and

         (d)   projected  expenditure  required  for  completion  of  the  Works together with confirmation that the costs and expenses incurred in respect of the Works up to the date of the Costs Report and the projected expenditure required for completion of the Works are not more than the amounts specified therefor in the Works Budget, provided to the Facility Agent with a Request for a Term Loan (other than the Initial Term Loan) in accordance with Clause 5.2 (Completion of Requests).

         Crown Right of Set-Off means all contractual or statutory rights of set-off enjoyed by the monarchy, the government or its agencies in relation to the Company.

         Current Facility means the (pound)10,000,000 revolving credit facility between HSBC Bank plc and the Company dated 8th January, 2002.

         D154 Construction Contract means the contract dated 10th February, 1997 between the Secretary of State for Defence and the Company relating to the upgrade of nuclear submarine facilities as supplemented, varied and revised from time to time.

         DART  Alliance  means  the  alliance   between  the  Company,  Strachan
         & Henshaw Limited, Babtie Group Limited, Rolls Royce Power Engineering PLC, British Nuclear Fuels PLC and Kellog Brown & Root Limited.

        Default means:

         (a)   an Event of Default; or

         (b) an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

         Event of Default means an event specified as such in this Agreement.

         Existing Works means the means the work completed as at the date of this Agreement in respect of the design, development and construction of upgraded submarine facilities for refitting and refuelling submarines and new facilities for refitting and refuelling the Vanguard class of nuclear powered submarines at Devonport Royal Dockyard, Plymouth, England, pursuant to the D154 Construction Contract, as described in the certificate by the Company to be provided to the Facility Agent by the Company under Schedule 2.

         Facility means a credit facility made available under this Agreement.

         Facility Office means the office(s) notified by a Lender to the Facility Agent:

         (a)   on or before the date it becomes a Lender; or

         (b)   by not less than five Business Days' notice,

         (c) as the office(s) through which it will perform its obligations under this Agreement.

         Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

         Final Maturity Date means:

         (a)   for a Term Loan, 30th September, 2009; and

         (b) (subject to Clause 7.9 (Extension of Revolving Credit Facility)) for a Revolving Credit Loan, the date which is 364 days from date of this Agreement.

         Finance Document means:

         (a)   this Agreement;

         (b)   a Security Document;

         (c)   a Fee Letter;

         (d)   a Letter of Awareness;

         (e)   the Inter-creditor Deed;

         (f)   a Transfer Certificate;

         (g)   an Accession Agreement; or

         (h) any other document designated as such by the Facility Agent and the Company.

         Finance Party means a Lender or an Administrative Party.

         Financial Indebtedness means any indebtedness for or in respect of:

         (a)   moneys borrowed;

         (b)   any acceptance credit;

         (c)   any   bond,  note,   debenture,  loan  stock  or   other  similar
               instrument;

         (d)   any redeemable preference share;

         (e)   any finance or capital lease;

         (f) receivables sold or discounted (otherwise than on a non-recourse basis);

         (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

         (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

         (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

         (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

         Group means the Parent and its Subsidiaries (other than any member of the LSC Restricted Group).

         Guarantor means an Original Guarantor or an Additional Guarantor.

         Holding Company means a holding company within the meaning of section 736 of the Companies Act 1985.

         Increased Cost means:

         (a)   an additional or increased cost;

         (b) a reduction in the rate of return under a Finance Document or on its overall capital; or

         (c)   a  reduction  of an amount  due  and  payable  under any  Finance
               Document,

         (d) which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

         Initial Term Loan means a Loan in an amount of (pound)41,819,402 under the Term Loan Facility and identified as such in its Request, the purpose of which is to finance or refinance the Company's costs and expenses in respect of the Existing Works carried out under the D154 Construction Contract.

         Intellectual Property Rights means:

         (a) any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

         (b)   any copyright, data base or other intellectual property right; or

         (c)   any interest in the above,

         in each case whether registered or not, and includes any related application.

         Inter-creditor Deed means the inter-creditor deed dated on or about the date of this Agreement between the Transaction Parties and the Original Obligors.

         Letter of Awareness means each letter of awareness addressed to the Finance Parties from the ultimate Holding Company of each of the Shareholders, in each case in a form agreed between the Company and the Facility Agent.

         Lender means:

         (a)   an Original Lender; or

         (b) any person which becomes a Lender after the date of this Agreement.

         LIBOR means for a Term of any Loan or overdue amount:

         (a)   the applicable Screen Rate; or

         (b)   if  no Screen  Rate  is available  for the  relevant  currency or
               Term  of  that  Loan  or  overdue  amount,  the  arithmetic  mean
               (rounded  upward  to  four  decimal  places)  of  the  rates,  as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

         Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

         LSC Restricted Group means LSC Group Holdings Limited (registered number 3533640) and all of its Subsidiaries.

         Majority Lenders means, at any time, Lenders:

         (a)   whose  share  in   the  outstanding  Loans   and  whose   undrawn
               Commitments   then   aggregate  66  per  cent.  or  more  of  the
               aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

         (b)   if   there  is  no   Loan   then   outstanding,   whose   undrawn
               Commitments then aggregate 66 per cent. or more of the Total Commitments; or

         (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 per cent. or more of the Total Commitments immediately before the reduction.

         Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory
         Cost).

         Material Adverse Effect means a material adverse effect on:

         (a) the business or financial condition of any Obligor or the Group as a whole;

         (b) the ability of any Obligor to perform its obligations under any Finance Document; or

         (c)   the validity or enforceability of any Finance Document.

         Material Contract means any agreement to which a member of the Group is a party and where the gross value of receivables payable to the Group under that agreement (and any related agreements) is equal to or exceeds (pound)40,000,000 (or its equivalent) in any financial year of the Company and includes the agreements specified in Schedule 12 (Material Contracts).

         Maturity Date  means the  last day of  the Term  of a  Revolving Credit
         Loan.

         Obligor means the Company or a Guarantor.

         Original Financial Statements means the financial statements of the Company for the year ended 31st December, 2001.

         Original Obligor means the Company or an Original Guarantor.

         Party means a party to this Agreement.

         Pro Rata Share means:

         (a) for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

         (b)   for any other purpose on a particular date:

               (i) the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

               (ii)  if  there  is   no  Loan  outstanding  on  that  date,  the
                     proportion  which   its  Commitment  bears   to  the  Total
                     Commitments on that date;

               (iii) if  the  Total   Commitments  have   been  cancelled,   the
                     proportion   which  its   Commitments  bore  to  the  Total
                     Commitments immediately before being cancelled; or

               (iv) when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

         (c) For the purpose of sub-paragraph iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

         Rate Fixing Day means the first day of a Term for a Loan, or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

         Reference Banks means HSBC Bank plc, The Governor and Company of the Bank of Scotland and The Royal Bank of Scotland Plc and any other bank or financial institution appointed as such by the Facility Agent under this Agreement in consultation with the Company.

         Repayment Instalment means each instalment for repayment of the Term Loans, as set out in Clause 6.1 (Repayment of Term Loans).

         Repeating Representations means the representations which are deemed to be repeated under this Agreement.

         Request means a request for a Loan, substantially in the form of Part I of Schedule 3 (Form of Request).

         Reservations means the principal that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, involvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable limitation acts and the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence, the possibiilty that a charge expressed to be fixed may nevertheless take effect as a floating charge, rules against contractual penalites or similar reasons.

         Revolving Credit Commitment means:

         (a)   for  an Original  Lender,  the amount  set  opposite its  name in
               Schedule 1 (Original Parties) under the heading "Revolving Credit Commitments" and the amount of any other Revolving Credit Commitment it acquires; and

         (b)   for  any  other  Lender,  the  amount  of  any  Revolving  Credit
               Commitment   it   acquires,   to   the  extent   not   cancelled,
               transferred or reduced under this Agreement.

         Revolving Credit Facility means the revolving credit facility made available under this Agreement.

         Revolving Credit Loan means a Loan under the Revolving Credit Facility and identified as such in its Request.

         Rollover Loan means one or more Revolving Credit Loans:

         (a) to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

         (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan;

         (c)   in the  same  currency  as the  maturing Revolving  Credit  Loan;
               and
         (d) to be made for the purpose of refinancing a maturing Revolving Credit Loan.

         Screen Rate means the British Bankers Association Interest Settlement Rate (if any) for the relevant currency and Term displayed on the appropriate page of the Telerate screen (or such other service as may be used for the publication of such rates) selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

         Security   Agreement   means  a  security  agreement  in  the  form  of
         Schedule 10 (Form of Security Agreement) with such amendments as the Facility Agent may approve or reasonably require.

         Security Document means:

         (a)   each Security Agreement;

         (b)   and

         (c) any other document evidencing or creating security over any asset of an Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents.

         Security   Interest   means   any    mortgage,  pledge,  lien,  charge,
         assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

         Shareholders means the holders of all the issued ordinary shares in the Parent as at the date of this Agreement, being:

         (a)   Halliburton Holdings Limited;

         (b)   The Weir Group plc; and

         (c)   Balfour Beatty plc.

         Shareholders Agreement means the agreement between the Shareholders dated 13th March, 1997.

         Special Shareholder means the owner from time to time of the special share issued by the Company in accordance with its memorandum and articles of association, being one of the Secretary of State, his nominee, the Lords Commissioners of Her Majesty's Treasury, a minister of the Crown or their respective nominees.

         Strategic Assets has the meaning given to that term in the Company's memorandum and articles of association.

         Subsidiary means:

         (a)   a   subsidiary  within   the  meaning  of  section   736  of  the
               Companies Act 1985; and

         (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

         Tax   means   any  tax,   levy,  impost,   duty  or   other  charge  or
         withholding of a similar nature (including any related penalty or interest).

         Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         Tax  Payment  means  a  payment  made  by   an  Obligor  to  a  Finance
         Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

         Term  means   each  period  determined    under   this   Agreement   by
         reference to which interest on a Loan or an overdue amount is calculated.

         Term Loan means a Loan (including the Initial Term Loan) under the Term Loan Facility and identified as such in its Request.

         Term Loan Commitment means:

         (a)   for  an Original  Lender,  the  amount set  opposite its  name in
               Schedule 1 (Original Parties) under the heading "Term Loan Commitments" and the amount of any other Term Loan Commitment it acquires; and

         (b) for any other Lender, the amount of any other Term Loan Commitment it acquires,

         to the extent not cancelled, transferred or reduced under this Agreement.

         Term Loan Facility means the term loan facility made available under this Agreement.

         Total Commitments means the Commitments of all the Lenders.

         Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

         Total Term Loan Commitments means the the aggregate of the Term Loan Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

         Transaction Documents means each of the Finance Documents and any Working Capital Facility Document.

         Transaction Parties means each Finance Party and each Working Capital Facility Lender.

         Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

         U.K. means the United Kingdom.

         Utilisation Date means each date on which a Facility is utilised.

         Working Capital Facility Document means any document providing for a Working Capital Facility.

         Working Capital Facility means each of the following:

         (a) the (pound)15,000,000 uncommited overdraft facility dated 8th January, 2002 between the Company, Devonport Management Limited (formerly known as Dorhold Limited), Devonport Engineering Services Limited, Dorhold Limited (formerly known as Devonport Management Limited) and HSBC Bank plc as amended by letter dated on or about the date of this Agreement between the same parties; and

         (b)   the   (pound)10,000,000   bank  guarantee  facility   dated   8th
               January, 2002 between the Company, Devonport Management Limited (formerly known as Dorhold Limited), Devonport Engineering Services Limited, Dorhold Limited (formerly known as Devonport Management Limited) and HSBC Bank plc as amended by letter dated on or about the date of this Agreement between the same parties; and

         (c) any other facility or financial accommodation required in connection with the business of the Group and established under this Agreement. This may include any overdraft, foreign exchange, interest rate hedging or guarantee or other banking facility.

         Working Capital Facility Lender means a Lender that provides a Working Capital Facility.

         Working Capital Outstandings means the principal amount outstanding under a Working Capital Facility, as calculated under the Working Capital Facility Document for that Working Capital Facility.

         Works means the design, development and construction of upgraded submarine refitting facilities for refitting and refuelling submarines and new facilities for refitting and refuelling the Vanguard class of nuclear powered submarines at Devonport Royal Dockyard, Plymouth, England, and any other works contemplated by the D154 Construction Contract other than the Existing Works.

         Works Budget means the budget for the implementation of the Works to be provided to the Facility Agent by the Company under Schedule 2.

1.2      Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:
         (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

                 assets includes present and future properties, revenues and rights of every description;

                 an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

                 disposal  means   a  sale,  transfer,  grant,  lease  or  other
                 disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

                 indebtedness  includes  any   obligation  (whether  incurred as
                 principal or as surety) for the payment or repayment of money;

                 a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

                 a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a currency is a reference to the lawful currency for the time being of the relevant country;

         (iii) a Default being outstanding means that it has not been remedied or waived;

         (iv) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

         (v) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

         (vi) a person includes its successors in title, permitted assigns and permitted transferees;

         (vii) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

         (viii)  a time of day is a reference to London time.

(b) Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

         (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

         (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

         (iii)   notwithstanding   sub-paragraph  (i)  above,  a  period  which
                 commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(d)      Unless the contrary intention appears:

         (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

         (ii)    an amount in euro is payable only in the euro unit;

         (iii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

         (iv) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(e)      The headings in this Agreement do not affect its interpretation.

2.       Facilities

2.1      Term Loan Facility

         Subject to the terms of this Agreement, the Lenders make available to the Company a sterling term loan facility in an aggregate amount equal to the Total Term Loan Commitments.

2.2      Revolving Credit Facility

         Subject to the terms of this Agreement, the Lenders make available to the Company a sterling revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3      Nature of a Finance Party's rights and obligations

         Unless otherwise agreed by all the Finance Parties:

         (a) the obligations of a Finance Party under the Finance Documents are several;

         (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

         (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

         (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

         (e) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

         (f) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.       Purpose

3.1      Term Loans

         (a) The Initial Term Loan may only be used to finance or refinance costs and expenses incurred by the Company in order to carry out the Existing Works.

         (b) Each other Term Loan may ony be used to finance or refinance costs and expenses incurred by the Company in order to carry out the Works.

3.2      Revolving Credit Loans

         Each Revolving Credit Loan may only be used for general corporate purposes.

3.3      No obligation to monitor

         No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.       Conditions precedent

4.1      Conditions precedent documents

         A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part I of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2      Further conditions precedent

         The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

         (a) the Repeating Representations are correct in all material respects;

         (b) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan;

         (c)   in relation to Term Loans:

               (i) if the Loan is the Initial Term Loan, the amount of the Loan is no greater than the costs and expenses incurred by the Company (less any funds provided by the Secretary of State for Defence or the members of the DART Alliance) in order to carry out the Existing Works, as specified in the certificate to be provided by the Company under Schedule 2 (Conditions precedent documents);

               (ii) for any other Term Loan, the amount of the Loan is no greater than the value of costs and expenses incurred by the Company to carry out Works as specified in the Costs Report provided to the Facility Agent with the Request for that Term Loan; and

               (iii) the costs and expenses incurred in respect of the Works up to the date of the Costs Report provided to the Facility Agent with the Request for that Term Loan and the projected expenditure required for completion of the Works are not more than the amount specified therefor in with the Works Budget.

4.3      Maximum number

         Unless the Facility Agent Agrees, only one Request in respect of Term Loans (excluding the Request for the Initial Term Loan) may be given in any calendar month.

5.       Utilisation

5.1      Giving of Requests

(a) The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for a Revolving Credit Loan or the Initial Term Loan, and 11.00 a.m. five Business Days before the Rate Fixing Day for a Term Loan (other than the Initial Term Loan).

(c)      Each Request is irrevocable.

5.2      Completion of Requests

         A Request for a Loan will not be regarded as having been duly completed unless:

         (a)   it identifies the Facility the Loan applies to;

         (b) the Utilisation Date is a Business Day falling within the Availability Period;

         (c) for a Term Loan (other than the Initial Term Loan) a Costs Report is attached to the Request;

         (d)   the amount of the Loan requested is:

               (i)   a minimum of (pound)500,000;

               (ii) not greater than the maximum undrawn amount available under this Agreement for Loans under the relevant Facility on the proposed Utilisation Date; or

               (iii) such other amount as the Facility Agent may agree; and

         (e)   the proposed currency and Term comply with this Agreement.

         Only one Loan may be requested in a Request.

5.3      Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)      No Lender is obliged to participate in a Loan if as a result:

         (i) its share in the Loans under a Facility would exceed its Commitment for that Facility; or

         (ii)  the Loans would exceed the Total Commitments.

(d) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Company on the Utilisation Date.

6.       Repayment

6.1      Repayment of Term Loans

(a) Subject to Clause 7 (Prepayment and cancellation), on each date specified below (each a "Term Loan Repayment Date"), the Company shall repay an amount of the Term Loans equal to the amount set opposite that date below (a "Repayment Instalment"):

         Term Loan Repayment Date                                   Repayment Instalment(pound)
         30th September, 2003                                       (pound)2,800,000
         31st December, 2003                                        (pound)2,800,000
         31st March, 2004                                           (pound)2,800,000
         30th June, 2004                                            (pound)2,800,000
         30th September, 2004                                       (pound)2,800,000
         31st December, 2004                                        (pound)2,800,000
         31st March, 2005                                           (pound)2,800,000
         30th June, 2005                                            (pound)2,800,000
         30th September, 2005                                       (pound)2,800,000
         31st December, 2005                                        (pound)2,800,000
         31st March, 2006                                           (pound)2,800,000
         30th June, 2006                                            (pound)2,800,000
         30th September, 2006                                       (pound)2,800,000
         31st December, 2006                                        (pound)2,800,000
         31st March, 2007                                           (pound)2,800,000
         30th June, 2007                                            (pound)2,800,000
         30th September, 2007                                       (pound)2,800,000
         31st December, 2007                                        (pound)2,800,000
         31st March, 2008                                           (pound)2,800,000
         30th June, 2008                                            (pound)2,800,000
         30th September, 2008                                       (pound)2,800,000
         31st December, 2008                                        (pound)2,800,000
         31st March, 2009                                           (pound)2,800,000
         30th June, 2009                                            (pound)2,800,000
         Final Maturity Date                                       Balance then outstanding

(b)      Amounts repaid under this Clause may not be  re-borrowed.

6.2      Repayment of Revolving Credit Loans

(a) The Company must repay each Revolving Credit Loan in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

7.       Prepayment and cancellation

7.1      Mandatory prepayment - illegality

(a) A Lender must notify the Company promptly if it becomes aware that it is unlawful in any relevant jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)      After notification under paragraph (a) above:

         (i) the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

         (ii)  the Commitments of that Lender will be immediately cancelled.


(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

         (i) the Business Day following receipt by the Company of notice from the Lender under paragraph (a) above; or

         (ii)  if later, the latest date allowed by the relevant law.

7.2      Mandatory prepayment - change of control

(a)      The Parent must promptly notify the Facility Agent if:

         (i) it becomes aware of any person or group of persons (other than the Shareholders) acting in concert gaining control of the Parent; or

         (ii) the percentage of the issued ordinary shares of the Parent held by a Shareholder changes; or

         (iii) the Special Shareholder becomes entitled to acquire all the issued ordinary shares in the Company.

(b) After notification under paragraph (a) above, if the Majority Lenders so require, the Facility Agent must, by notice to the Company:

         (i)   cancel the Total Commitments; and

         (ii) declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

         Any such notice will take effect in accordance with its terms.

(c)      In paragraph (a) above:

         control has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988; and

         acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal).

7.3      Voluntary prepayment

(a) The Company may, by giving not less than 14 days' prior notice to the Facility Agent, prepay any Loan on the last day of its current Term in whole or in part.

(b) A prepayment of part of a Loan must be in a minimum amount of (pound)1,000,000.

7.4      Automatic cancellation

         The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

7.5      Voluntary cancellation

(a) The Company may, by giving not less than 14 days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum amount of (pound)1,000,000.

(c)      Any  cancellation  in  part   will  be  applied  against  the  relevant
         Commitment of each Lender pro rata.

7.6      Involuntary  prepayment and cancellation

(a) If the Company is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)      After notification under paragraph (a) above:

         (i) the Company must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

         (ii)  the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

7.7      Partial prepayment of Term Loans

(a) Except where this Clause expressly provides otherwise any partial prepayment of a Term Loan will be applied against the remaining Repayment Instalments pro rata.

(b) Any voluntary prepayment of a Term Loan will be applied against the remaining Repayment Instalments pro rata.

(c) No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

7.8      Re-borrowing of Revolving Credit Loans

         Any voluntary prepayment of a Revolving Credit Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Credit Loan may not be re-borrowed.

7.9      Extension of Revolving Credit Facility

(a) Subject to paragraph (c) below, the Company may, by notice to the Facility Agent not more than 60 days nor less than 30 days prior to the Final Maturity Date for the Revolving Credit Loans, request that the Final Maturity Date in respect of such Loans be extended to the date falling 364 days after the then current Final Maturity Date for Revolving Credit Loans.

(b) Subject to paragraph (c) below, the Facility Agent may, with the consent of all the Lenders, agree to such request by giving written notice of such extension to the Company no later than 15 days prior to the then current Final Maturity Date for Revolving Credit Loans. If such agreement is given by the Facility Agent on behalf of the Lenders, the Final Maturity Date in respect of Revolving Credit Loans shall, with effect from the then current Final Maturity Date, be deemed to be the date falling 364 days after that date.

(c) The Final Maturity Date in respect of Revolving Credit Loans shall not be extended to a date falling after 30th September, 2009.

7.10     Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       Interest

8.1      Calculation of interest

         The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

         (a)   Applicable Margin;

         (b)   LIBOR; and

         (c)   Mandatory Cost.

8.2      Payment of interest

         Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3      Adjustment of Applicable Margin

(a)      Following  delivery of the first  Compliance  Certificate  under Clause
         17.3 (Compliance Certificate), the Applicable Margin for each Term of a Loan commencing after the date of the relevant Compliance Certificate will be adjusted as appropriate by reference to the ratio of Total Borrowings to EBITDA for the relevant Measurement Period (as defined and calculated in accordance with Clause 18 (Financial covenants) and as set out in the most recent Compliance Certificate) as follows:

                  Total Borrowings: EBITDA                Applicable Margin      (per cent. per annum)
                                                        Revolving Credit Loan                Term Loan
         Less than 1.5:1                                        0.625%                         1.00%
         Greater or equal to 1.5:1                              0.75%                         1.125%
         but less than 1.75:1
         Greater or equal to 1.75:1                             0.875%                         1.25%
         but less than 2.0:1
         Equal to or greater than 2.0:1                         1.00%                         1.375%

(b)      For so long as:

         (i) the Company is in default of its obligation under this Agreement to provide a Compliance Certificate; or

         (ii)  an Event of Default is outstanding,
         the Applicable Margin will be 1.375 per cent. per annum in respect of Term Loans and 1.0 per cent. per annum in respect of Revolving Credit Loans.

8.4      Interest on overdue amounts

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Revolving Credit Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i)   select successive Terms of any duration of up to three months;
               and

         (ii)  determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

         (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

         (ii) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

         After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.5      Notification of rates of interest

         The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.       Terms

9.1      Selection - Term Loans
(a)      Each Term Loan has successive Terms.

(b) The Company must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If the Company fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Term Loan will be one, three or six months or any other period agreed by the Company and the Lenders.

9.2      Selection - Revolving Credit Loans

(a)      Each Revolving Credit Loan has one Term only.

(b) The Company must select the Term for a Revolving Credit Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, three or six months or any other period agreed by the Company and the Lenders.

9.3      Consolidation - Term Loans

         Unless the Company otherwise requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

9.4      Coincidence with Repayment Instalment dates

(a) The Company may select any Term of less than six months for a Term Loan (and may redesignate any Term Loan as two Term Loans) to ensure that the amount of the Term Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

(b) If the Company fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may prior to the Rate Fixing Day for the relevant Term shorten any Term for a Term Loan (and may designate any Term Loan as two Term Loans) to achieve the same end.

9.5      No overrunning the Final Maturity Date

         If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.6      Other adjustments

         The  Facility   Agent  and  the  Company  may  enter  into  such  other
         arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

9.7      Notification

         The Facility Agent must notify the Company and the Lenders of the duration of each Term promptly after ascertaining its duration.

10.      Market disruption

10.1     Failure of a Reference Bank to supply a rate

         If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2     Market disruption

(a) In this Clause, each of the following events is a market disruption event:

         (i)   LIBOR is  to be calculated by  reference to the  Reference  Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

         (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of LIBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

         (i)   Applicable Margin;

         (ii) rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of tha t Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

         (iii) Mandatory Cost.

10.3     Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.      Taxes

11.1     General

         In this Clause:

         Qualifying Lender means a Lender which is:

         (a)   a U.K. Lender; or

         (b)   a Treaty Lender.

         Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

         Treaty Lender means a Lender which is, on the date a payment of interest falls due under this Agreement:

         (a) resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement giving residents of that country exemption from U.K. taxation on interest; and

         (b) does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected.

         U.K. Lender means a Lender which is:

         (a) within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act 1988) at the time the Loan was made; or

         (b)   a U.K. Non-Bank Lender.

         U.K. Non-Bank Lender means:

         (a)   company resident in the U.K. for tax purposes;

         (b) a partnership each member of which is a company resident in the U.K. for tax purposes; or

         (c) a company not resident in the U.K. for tax purposes which carries on a trade in the U.K. through a branch or agency and brings into account payments made to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Income and Corporation Taxes Act 1988, which, in each case, is beneficially entitled to payments made to it under this Agreement and which has provided to the Company and not retracted confirmation of the above.

11.2     Tax gross-up

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)      If:

         (i)   a Lender is not, or ceases to be, a Qualifying Lender; or

         (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) Except as provided below, an Obligor resident for tax purposes in the U.K. is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

(e) Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(f) An Obligor resident for tax purposes in the U.K. is not required to make an increased payment to a Lender under paragraph (c) above if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(g) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(i) A Treaty Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j) Any confirmation by a Lender of its status for the purpose of the definition of U.K. Non-Bank Lender must be given to the Facility Agent on or promptly after the date it becomes a Lender. The Facility Agent must promptly forward any confirmation received by it to the Company. A U.K. Non-Bank Lender must promptly notify the Company and the Facility Agent of any change to its status that may affect any confirmation made by it.

11.3     Tax indemnity

(a) Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

         (i)   that  Finance   Party  is  incorporated  or,  if  different,  the
               jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

         (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

         if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)      A Finance Party making,  or intending to make, a claim under  paragraph
         (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

11.4     Tax Credit

         If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

         (a)   a Tax Credit is attributable to that Tax Payment; and

         (b)   it has used and retained that Tax Credit,

         the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

11.5     Stamp taxes

         The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

11.6     Value added taxes

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

12.      Increased Costs

12.1     Increased Costs

         Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

         (a) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

         (b) compliance with any law or regulation, made after the date of this Agreement.

12.2     Exceptions

         The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

         (a) compensated for under another Clause or would have been but for an exception to that Clause;

         (b) a tax on the overall net income of a Finance Party or any of its Affiliates; or

         (c) attributable to a Tax Deduction required by law to be made by an Obligor; or

         (d)   compensated for by the payment of Mandatory Costs; or

         (e) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

12.3     Claims

         A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

13.      Mitigation

13.1     Mitigation

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

         (i) any Tax Payment or Increased Cost being payable to that Finance Party;

         (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

         (iii) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank, including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2     Conduct of business by a Finance Party

         No term of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.      Payments

14.1     Place

         Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

         (a) in the principal financial centre of the country of the relevant currency; or

         (b) in the case of euro, in the principal financial centre of a Participating Member State or London, as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

14.2     Funds

         Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3     Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

         (i) in the principal financial centre of the country of the relevant currency; or

         (ii) in the case of euro, in the principal financial centre of a Participating Member State or London, as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4     Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in Sterling.

14.5     No set-off or counterclaim

         All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

14.6     Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next
         Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7     Partial payments

(a) If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

         (ii)  secondly,  in   or  towards  payment  pro  rata  of  any  accrued
               interest or fee due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)      This Subclause will override any appropriation made by an Obligor.

14.8     Timing of payments

         If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.      Guarantee and indemnity

15.1     Guarantee and indemnity

         Each   Guarantor    jointly   and   severally   and   irrevocably   and
         unconditionally:

         (a)   guarantees  to each Finance  Party  punctual  performance  by the
               Company  of  all  its  payment  obligations  under   the  Finance
               Documents;

         (b) undertakes with each Finance Party that, whenever the Company does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

15.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     Reinstatement

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4     Waiver of defences

         The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

         (a)   any  time  or  waiver  granted  to,  or  composition   with,  any
               person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c)   the   taking,   variation,   compromise,  exchange,  renewal   or
               release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e)   any   incapacity   or   lack   of   power,   authority  or  legal
               personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security; or

         (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

15.5     Immediate recourse

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

15.6     Appropriations

         Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a)   without  affecting the  liability of any Guarantor  under this
               Clause:

               (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

               (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

15.7     Non-competition

         Unless:

         (a) all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

         (b)   the Facility Agent otherwise directs,

         no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

         (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

         (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (iv)  receive,   claim   or  have   the   benefit   of   any   payment,
               distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

         Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

15.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

15.9     Limitations

         This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

16.      Representations

16.1     Representations

         The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

16.2     Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance
         Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4     Legal validity

(a) Subject to the Reservations, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

16.5     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict:

         (a)   with any law or regulation applicable to it;

         (b)   with its or any of its Subsidiaries' constitutional documents; or

         (c) in any material respect with any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

16.6     No default

(a) No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

(b) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

16.7     Authorisations

         Except for registration of each Security Agreement under the Companies Act 1985 all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.8     Financial statements

         Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

         (a)   have  been  prepared  in accordance  with  accounting  principles
               and   practices  generally   accepted  in  its  jurisdiction   of
               incorporation, consistently applied; and

         (b) fairly represent its financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

16.9     No material adverse change

         In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the financial condition of the Company since the date to which the Original Financial Statements were drawn up.

16.10    Litigation

         As at the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

16.11    Information

(a) In this Subclause, Information means any information provided by or on behalf of the Company to the Finance Parties in connection with this Agreement.

(b)      In the case of the Company only:

         (i) the written factual information contained in the Information was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

         (ii) any financial projections contained in the Information have been prepared as at its date, on the basis of recent historical information and assumptions believed by the Company to be reasonable;

         (iii) each expression of opinion or intention contained in the Information was made after careful consideration and enquiry and is believed by the Company to be reasonable as at the date at which it is stated to be given;

         (iv) the Information did not omit as at its date any information which, if disclosed, would make the Information untrue or misleading in any material respect; and

         (v)   in respect  of any Information provided  before the date  of this
               Agreement, as at the date of this Agreement, nothing has occurred since the date of the Information which, if disclosed, would make the Information untrue or misleading in any material respect.

16.12    D154 Contract

(a) The Company is not in default of any of its material obligations under the D154 Construction Contract;

(b) there is no outstanding breach of the D154 Construction Contract by any other party to the D154 Construction Contract; and

(c) the expenditure on the Works completed to date does not exceed the amount specified for such works in the Works Budget.

16.13    Material Contracts

(a) All payments to it by any other party to a Material Contract are not subject to any right of set-off or similar right (other than the Crown Right of Set-Off);

(b) each such Material Contract is its legally binding, valid, and enforceable obligation;

(c) it is not in default of any of its material obligations under any such Material Contract;

(d) there is no outstanding breach of any Material Contract by any other party to such Material Contract;

(e) there is no prohibition on granting the Security Interest contained in the Security Agreement in any such Material Contract; and

(f) its entry into and performance of the Finance Documents will not conflict in any material respect with any term of any such Material Contract.

16.14    Times for making representations

(a) The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by:

         (i) each Additional Guarantor and the Company on the date that Additional Guarantor becomes an Obligor; and

         (ii) each Obligor on the date of each Request and the first day of each Term.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

17.      Information covenants

17.1     Financial statements

(a) The Parent must supply to the Facility Agent in sufficient copies for all the Lenders:

         (i) its audited consolidated financial statements (other than the Original Financial Statements) for each of its financial years;

         (ii) the audited financial statements of each Obligor for each of its financial years; and

         (iii) monthly  management  accounts  of  the  Company  and  each  other
               Obligor  incorporating  balance  sheets   and  profit  and   loss
               accounts; and

         (iv) a projected balance sheet, profit and loss account, and cash flow statement for the Company and each other Obligor for the following financial year, together with a description of the proposed activities of the Company and each Obligor during such financial year, and, generally, all such budgetary information relating to the Company and each Obligor as is agreed between the Facility Agent and the Company prior to the date of first delivery of information required under this sub-paragraph (iv).

(b) All financial statements must be supplied as soon as they are available and:

         (i) in the case of the Parent's audited consolidated financial statements, within 180 days;

         (ii) in the case of each Obligor's audited financial statements, within 180 days; and

         (iii) in the case of the monthly management accounts, within 30 days, of the end of the relevant financial period or, in the case of the information referred to in sub-paragraph (iv) of Clause 17.1(a) (Financial statements) above, not later than 15 days before the commencement of each of the Company's financial years.

(c) The Parent must supply to the Facility Agent in sufficient copies for all the Lenders its audited Original Financial Statements within 30 days of the date of this Agreement.

17.2     Form of financial statements

(a) The Parent must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition of the relevant person as at the date to which those financial statements were drawn up.

(b) The Parent must notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared.

(c) If requested by the Facility Agent, the Parent must supply to the Facility Agent:

         (i) a full description of any change notified under paragraph (b) above; and

         (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d) If requested by the Facility Agent, the Parent and Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Parent, the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Parent, the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Parent must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

17.3     Compliance Certificate

(a) The Company must supply to the Facility Agent a Compliance Certificate with each set of its:

         (i)   financial   statements  sent  to   the   Facility   Agent   under
               sub-paragraph   (a)  (i)  and  (ii)  of  Clause  17.1  (Financial
               statements); and

         (ii) monthly management accounts for the months ending in March, June, September and December in each year, sent to the Facility Agent under sub-paragraph (a)(iii) of Clause 17.1 (Financial statements).

(b) A Compliance Certificate must be signed by two authorised signatories of the Company (including the Finance Director).

17.4     Information - miscellaneous

         The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a) copies of all documents despatched by the Company to its creditors generally or any class of them at the same time as they are despatched;

(b)      promptly upon becoming aware of them:

         (i) details of any breach or contravention of the rights of the Special Shareholder under the Company's memorandum and articles of association included (without limitation) those rights set out in Article 6(B) of the Company's memorandum and articles of association;

         (ii)  any   circumstances  which   might  give  rise   to  the  Special
               Shareholder being entitled to exercise its right to acquire all the issued ordinary shares of the Company; and

         (iii) any   circumstances  which  might  give  rise   to   the  Special
               Shareholder being entitled to exercise its right to acquire the Startegic Assets (in whole or in part).

(c) copies of any notices received by the Company from the Special Shareholder notifying that assets are Strategic Assets;

(d) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which could reasonably be expected to, if adversely determined, have a Material Adverse Effect; and

(e) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

17.5     Notification of Default

(a) Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

17.6     Year end

         The Company must not change its financial year end.

18.      Financial covenants

18.1     Definitions

         In this Clause:

         Adjusted Tangible Net Worth means at any time the aggregate of:

         (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

         (b) the amount standing to the credit of the capital and revenue reserves of the Company, based on the latest published audited balance sheet of the Company or the balance sheet in the most recent monthly management accounts of the Company delivered to the Facility Agent pursuant to sub-paragraph (a)(iii) of Clause 17.1 (Financial statements) (the latest balance sheet) but adjusted by:

         (i) adding any amount standing to the credit of the profit and loss account of the Company for the period ending on the date of the latest balance sheet to the extent not included in sub-paragraph (b) above;

         (ii)  deducting   any   dividend   or   other   distribution  declared,
               recommended or made by the Company;

         (iii) deducting any amount standing to the debit of the profit and loss account of the Company for the period ending on the date of the latest balance sheet;

         (iv) deducting any amount attributable to goodwill or any other intangible asset;

         (v) deducting any amount attributable to an upward revaluation of assets after 31st December, 2001;

         (vi) reflecting any variation in the amount of the issued share capital of the Company after the date of the latest balance sheet;

         (vii) reflecting any variation in the interest of the Company in any other member of the Group since the date of the latest balance sheet;

         (viii)excluding any amount attributable to deferred taxation; and

         (ix)  excluding any amount attributable to minority interests.

         EBITDA means the net pre-taxation profits of the Company for a Measurement Period:

         (a) including the net pre-taxation profits of a business or assets acquired during that Measurement Period for the part of that Measurement Period when the business or assets were not owned by the Company; but

         (b) excluding the net pre-taxation profits attributable to any business or assets sold during that Measurement Period,

         and all as adjusted by:

         (i)   adding back Interest Payable;

         (ii)  taking no account of any  exceptional or  extraordinary  item;

         (iii) excluding any amount attributable to minority interests;

         (iv)  adding back depreciation and amortisation; and

         (v) taking no account of any revaluation of an asset or any loss or or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by the Company during that Measurement Period.

         Interest Payable means all interest and other financing charges (whether, in each case, paid, payable or capitalised), incurred by the Company during a Measurement Period.

         Interest Receivable means all interest and other financing charges received or receivable by the Company during a Measurement Period.

         Measurement Period means a period of 12 months ending on 31st March, 30th June, 30th September or 31st December, in each financial year of the Company.

         Net Interest Payable means Interest Payable less Interest Receivable during the relevant Measurement Period.

         Total Borrowings means, in respect of the Company, at any time the aggregate of the following:

         (a)   the outstanding  principal amount of any moneys borrowed;

         (b) the outstanding principal amount of any acceptance under any acceptance credit;

         (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

         (d) the capitalised element of indebtedness under a finance or capital lease;

         (e)   the   outstanding  principal   amount  of  all  moneys  owing  in
               connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;


         (h)   the  outstanding  principal  amount of any  indebtedness  arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and


         (i) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by the Company.

18.2     Interpretation

         (a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

         (b) Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

               (i) the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

               (ii) if the amount is to be calculated on the ast day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

         (c) No item must be credited or deducted more than once in any calculation under this Clause.

  18.3  Adjusted  Tangible Net Worth

         The Company must ensure that Adjusted Tangible Net Worth is not, at any time during each period specified below ("Test Period"), less than the amount set opposite that period below ("Minimum Net Worth"):


         Test Period                                   Minimum Net Worth

         From (and including) 31st December, 2002 to   (pound)70,000,000
         (and including) 30th December, 2003
         From (and including) 31st December, 2003 to   (pound)75,000,000
         (and including) 29th June, 2004

                                       41

         From (and including) 30th June, 2004 to (and  (pound)80,000,000 including) 30th December, 2004
         From (and including) 31st December, 2004 to   (pound)85,000,000
         (and including) 29th June, 2005
         From (and including) 30th June, 2005 and      (pound)90,000,000
         thereafter

18.4     Gearing

         The Company must ensure that Total Borrowings do not, at the end of each Measurement Period, exceed 2.5 times EBITDA for that Measurement Period.

18.5     Interest cover

         The Company must ensure that the ratio of EBITDA to Net Interest Payable is not, at the end of each Measurement Period, less than 4 to 1.
19.      General covenants

19.1     General

         Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries (other than members of the LSC Restricted Group) performs that covenant.

19.2     Authorisations

         Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.3     Compliance with laws

         Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

19.4     Pari passu ranking

         Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.5     Negative pledge

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)      Subject to paragraph (b) below, paragraph (a) does not apply to:

         (i)   any Security Interest constituted by the Security Documents;

         (ii) any Security Interest listed in Schedule 6 (Existing Security) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

         (iii) any   Security   Interest   comprising   a  netting   or  set-off
               arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

         (iv) any lien arising by operation of law and in the ordinary course of trading;

         (v)   any Security Interest comprising the Crown Right of Set-Off;

         (vi) any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply in respect of goods acquired by the relevant member of the Group in the ordinary course of business; and

         (vii) any   Security  Interest  securing  indebtedness  the  amount  of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed (pound)1,000,000 or its equivalent at any time, provided that no member of the Group may create or allow to exist any Security Interest on any Strategic Assets or on any Security Assets (as defined in the Security Agreement).

(c)      No member of the Group may:

         (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

19.6     Disposals

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)      Paragraph (a) does not apply to any disposal:

         (i)   made in the ordinary course of trading of the disposing entity;

         (ii) of assets in exchange for (or where the proceeds are applied within 6 months of the disposal towards the acquisition of) other assets comparable or superior as to type, value and quality;

         (iii) from one Obligor to another Obligor; or

         (iv) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed (pound)2,500,000 or its equivalent in any financial year of the Company, provided that no member of the Group may dispose of all or any part of its interest in any Strategic Assets.

19.7     Financial Indebtedness

(a) Except as provided below, no member of the Group may incur any Financial Indebtedness.

(b)      Paragraph  (a)  does  not  apply  to:

         (i)   any Financial Indebtedness incurred under the Finance Documents;

         (ii) any Financial Indebtedness incurred under the Working Capital Facilities;

         (iii) any Financial Indebtedness of one member of the Group to another member of the Group where both the creditor and debtor are Obligors;

         (iv) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business; or

         (v)   Financial  Indebtedness   which  in  aggregate  does  not  exceed
               (pound)1,000,000 or its equivalent at any time.

19.8     Third party guarantees

(a) In this Subclause, a guarantee includes any guarantee or indemnity or other assurance against loss as well as any agreement to maintain the solvency of any person.

(b) No member of the Group may incur or allow to be outstanding any guarantee by such member of the Group or any of its Subsidiaries (other than members of the LSC Restricted Group) in respect of any person.

(c)      Paragraph (b) does not apply to:

         (i) the endorsement of negotiable instruments in the ordinary course of trade;

         (ii) performance bonds guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

         (iii) guarantees in respect of the Financial Indebtedness of Obligors where such Financial Indebtedness is permitted by the terms of this Agreement.

19.9     Loans out

(a) Except as provided in paragraph (b) below, no member of the Group may be the creditor in respect of any financial Indebtedness.

(b)      Paragraph (a) does not apply to:

         (i) trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; or

         (ii) any Financial Indebtedness of one member of the Group to another member of the Group where both the creditor and debtor are Obligors; or

         (iii) any loans provided to members of the LSC Restricted Group not exceeding an aggregate amount of (pound)1,000,000 (or its equivalent in other currencies) at any one time provided that no such loan may be outstanding for more than 30 days.

19.10    Change of business

         The Parent must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

19.11    Mergers

         No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Lenders.

19.12    Acquisitions

(a)      In this Subclause

         Acquisition means the acquisition directly or indirectly (whether by one transaction or by a series of related transactions) of any interest whatsoever in the share capital (or equivalent) or the business or undertaking (including without limitation, any franchise rights) or assets constituting a separate business or undertaking of any company or other person.

(b) Except as provided below, no member of the Group may make any Acquisition.

(c) Paragraph (b) does not apply to Acquisitions where the consideration (when aggregated with the consideration of any other Acquisition) does not exceed (pound)1,000,000 or its equivalent in any financial year of the Company provided that:

         (i) no subscription or acquisition or, in respect of the Parent, additional subscription or acquisition, may be made of any interest whatsoever in the share capital (or equivalent) of any member of the LSC Restricted Group; and

         (ii)  the Company may not have any Subsidiaries.

19.13    Environmental matters

(a)      In this Subclause:

         Environmental   Approval  means  any   authorisation   required  by  an
         Environmental Law.

         Environmental Claim means any claim by any person in connection with:

         (i)   a breach, or alleged breach, of an Environmental Law;

         (ii)  any  accident,  fire,  explosion   or  other  event  of any  type
               involving an emission or substance which is capable of causing harm to any living organism or the environment; or

         (iii) any other environmental contamination.

         Environmental Law means any law or regulation concerning:

         (i)   the protection of health and safety;

         (ii)  the environment; or

         (iii) any emission or substance which is capable of causing harm to any living organism or the environment.

(b) Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

(c)      Each  Obligor must  promptly upon  becoming aware  notify the  Facility
         Agent of:

         (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

         (ii) any circumstances reasonably likely to result in an Environmental Claim, which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

19.14    Insurance

(a) Each member of the Group must (to the extent not covered by the Indemnities) insure its business and assets with insurance companies against such risks and to the extent as is reasonable and customary for a business engaged in the same or a similar activity and the same or similar localities to that member of the Group, including (but not by way of limitation) in respect of damage caused by terrorism, in respect of Environmental Claims and, to the extent that any Indemnity is not effective, in respect of the risks referred to in any such Indemnity.

(b)      The Company must:

         (i)   perform  all   of  its  obligations  under   the  Indemnities  in
               accordance with the terms of those Indemnities; and

         (ii) not do or knowingly permit to be done any act as a result of which all or any part of an Indemnity may be terminated or otherwise cease to provide cover against the risks referred to in that Indemnity.

(c) The Company must as soon as reasonably practicable notify the Facility Agent upo becoming aware of the cover provided by any Indemnity terminating or being reduced in any material respect.

(d)      In this Subclause:

         Indemnity means each indemnity provided to a member or members of the Group by the Secretary of State for Defence.

19.15    Dividends

         The Parent may not:

         (a) declare, make or pay, or pay interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

         (b)   repay or distribute any share premium account; or

         (c) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of the shareholders of the Company (or any of their respective Affiliates which is not a member of the Group), unless no Default is outstanding or would be reasonably likely to arise as a result of such action.

19.16    Arm's-length terms

         No member of the Group may enter into any material transaction with any person (including any Shareholder or Affiliate of a Shareholder or member of the LSC Restricted Group) otherwise than on arm's-length terms and for full market value.

19.17    Amendments to documents

(a)      No member of the Group may:

         (i) amend any material provision of its memorandum or articles of association or other constitutional documents;

         (ii) enter into any agreement with any shareholders in the Parent (other than the Shareholders Agreement) or any of their Affiliates which is not a member of the Group which affect the rights of the Special Shareholder; or

         (iii) amend or waive any material term of the Shareholders Agreement, or any of the other documents delivered to the Facility Agent pursuant to Subclause 4.1 (Conditions precedent documents), without the prior written consent of the Original Lenders.

(b) The Parent must promptly supply to the Facility Agent a copy of any amendment to or waiver of any of the documents referred to in paragraph
         (a) above.

19.18    Material Contracts

(a) The Company must not, without the consent of the Majority Lenders, waive or amend any term of any Material Contract in any material respect where the waiver or amendment would reasonably be expected to be prejudicial to the interests of the Lenders.

(b)      The Company shall:

         (i) perform all of its material obligations under the Material Contracts in accordance with those documents; and

         (ii) not do or knowingly permit to be done any act as a result of which all or any part of or schedule to any Material Contract may be terminated.

(c)      The Company shall:

         (i) supply such information as the Facility Agent may reasonably request in sufficient quantities for the Lenders regarding all material claims under the Material Contracts where such claim would have a Material Adverse Effect;

         (ii) promptly notify the Facility Agent of any breach by any person of its material obligations under any Material Contract which could reasonably be expected to have a Material Adverse Effect or which is not remedied 30 days of its occurrence;

         (iii) promptly notify the Facility Agent of any waiver or amendment of any term of any Material Contracts (other than in respect of administrative or day to day operational matters) which could have a Material Adverse Effect or be materially prejudicial to the interests of the Finance Parties; and

         (iv) promptly notify the Facility Agent of any Material Contract it enters into after the date of this Agreement and supply a copy of that Material Contract to the Facility Agent.

(d) The Company shall enforce the terms of the Material Contracts against the other parties to those documents where such other parties have breached those documents and such breach would have a Material Adverse Effect.

19.19    Inspection

         If an Event of Default is outstanding the Company shall allow the Facility Agent and, if the Facility Agent so requests, any other person appointed by the Facility Agent on behalf of the Lenders, access upon reasonable notice to inspect any assets of the Group, the technical and statistical data, accounting books, records and other data in its possession or control with respect to those assets as they may reasonably require.

19.20    Intellectual property rights

(a)      Except as provided below, each member of the Group must:

         (i) make any registration and pay any fee or other amount which is necessary to retain and protect the Intellectual Property Rights which are material to the business of a member of the Group;

         (ii)  record its interest in those Intellectual Property Rights;

         (iii) take  such  steps as  are necessary and  commercially  reasonable
               (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights;

         (iv) not use or permit any Intellectual Property Right to be used in a way which may, or take or omit to take any action which may, adversely affect the existence or value of such Intellectual Property Right; and

         (v)   not   grant  any  licence   in  respect  of   those  Intellectual
               Property  Rights.

(b)      Subparagraph (v) of paragraph (a) above does not apply to:

         (i) licence arrangements entered into between members of the Group for so long as they remain members of the Group; or

         (ii) licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

19.21    Special Shareholder

         The Company shall ensure that it complies with its obligations under the Company's memorandum and articles of association and that no breach or contravention of the rights of the Special Shareholder under the Company's memorandum and articles of association occurs.

20.      Default

20.1     Events of Default

         Each of the events set out in this Clause is an Event of Default.

20.2     Non-payment

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

         (a)   is caused by technical or administrative error; and

         (b)   is remedied within three Business Days of the due date.

20.3     Breach of other obligations

(a) An Obligor does not comply with any term of clause 18 (Financial covenants); or

(b) an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

         (i)   is capable of remedy; and

         (ii) is remedied within fourteen days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

20.4     Misrepresentation

         A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

(a)      are capable of remedy; and

(b) are remedied within fourteen days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

20.5     Cross-default

         Any of the following occurs in respect of a member of the Group:

(a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)      any of its Financial Indebtedness:

         (i)   becomes prematurely due and payable;

         (ii)  is placed on demand; or

         (iii) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described); or

(c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described), unless the aggregate amount of Financial Indebtedness falling within paragraphs
         (a)-(c) above is less than (pound)50,000 or its equivalent.

20.6     Insolvency

         Any of the following occurs in respect of a member of the Group:

         (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

         (b)   it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on any of its debts or announces an intention to do so;

         (d) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

         (e)   a   moratorium    is   declared   in   respect  of  any   of  its
                  indebtedness.

         If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

20.7     Insolvency proceedings

(a) Except as provided below, any of the following occurs in respect of a member of the Group:

         (i) any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors;

         (ii) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

         (iii) any    person   presents   a   petition    for  its   winding-up,
                  administration   or   dissolution;

         (iv)  an   order  for  its  winding-up,  administration or  dissolution is made;

         (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

         (vi) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

         (vii) any   other  analogous   step  or  procedure   is  taken  in  any
               jurisdiction.

(b) Paragraph (a) does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within fourteen days or to the solvent winding up or dissolution of Dorhold Limited or Devonport Engineering Services Limited.

20.8     Creditors' process

         Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of (pound)50,000, and is not discharged within fourteen days.

20.9     Cessation of business

         A member of the Group ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

20.10    Effectiveness of Finance Documents

         (a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

         (b) Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

         (c)   An   Obligor  repudiates  a  Finance  Document  or  evidences  an intention to repudiate a Finance Document.

 20.11   Ownership of the Obligors

         An Obligor (other than the Parent) is not or ceases to be a direct Subsidiary of the Parent.

20.12    Material Contracts

(a) Any party to a Material Contract does not comply with any provision of that Material Contract and that non-compliance could reasonably be expected to have a Material Adverse Effect.

(b)      Any  Material   Contract  is  repudiated  or  is  or  becomes  void  or
         unenforceable.

(c) Any obligation expressed to be assumed by a party under a Material Contract is not or ceases to be a valid and binding obligation of, or is repudiated by, that party or becomes void or unenforceable in each case, to an extent that could reasonably be expected to have a Material Adverse Effect.

(d) Any Material Contract terminates or is or becomes capable of being terminated or any party to a Material Contract issues a notice of termination of that Material Contract in each case otherwise than by reason of full performance of the Material Contract or expiry of its term and the Company fails within 180 days to supply to the Facility Agent a substitute contract for that Material Contract in form and substance satisfactory to the Majority Lenders.

20.13    Nationalisation

(a) The Special Shareholder becomes entitled to acquire the Strategic Assets (in whole or in part).

(b) The government of the United Kingdom or any Agency of that government takes, or states officially that it proposes to take, any step with a view to the seizure, expropriation, nationalisation or acquisition (whether compulsory or otherwise, in whole or in part, and whether or not for fair compensation) of the Company or any of its assets.

20.14    Public procurement

         Any Material Contract was awarded in breach of any European Community Directive in relation to public procurement or any litigation or other proceedings, are commenced, pending or threatened against the Company alleging that any Material Contract was awarded in breach of any such Directive.

20.15    Material adverse change

         Any event or series of events occurs which, in the opinion of the Majority Lenders, is reasonably likely to have a Material Adverse Effect.

20.16    Nuclear authorisations

         Any material authorisation required under any law or regulation to enable the Group to conduct its business including, without limitation, the Nuclear Site Licence held by the Company pursuant to the Nuclear Installations Acts 1965 and 1969 and the Radioactive Waste Disposal or Accumulation Authorisations held by the Company pursuant to the Radioactive Substances Act 1993, is revoked, surrendered, suspended or varied in a material respect or if any enforcement or prohibition notice is served in relation to any such authorisation.

20.17    Acceleration

         If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

         (a)   cancel the Total Commitments; and/or

         (b) declare that all or part of any amounts outstanding under the Finance Documents are:

              (i)   immediately due and payable; and/or

              (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

         Any notice given under this Subclause will take effect in accordance with its terms.

21.      Working Capital Facilities

21.1     Availability

         (a) If the Company and a Lender agree and subject as provided below, the Lender may provide a Working Capital Facility on a bi-lateral basis to an Obligor.

         (b) A Working Capital Facility (other than those existing at the date of this Agreement) may not be made available unless the Facility Agent (acting reasonably) has first approved it.

         (c)   If the Facility Agent approves a Working Capital Facility, then:

               (i)   in relation  to  a  Working Capital Facility,   the  Lender
                     concerned  will become  a Working  Capital Facility Lender;
                     and

               (ii)  the Working Capital Facility will be available,

         with effect from the date agreed by the Company and the Working Capital Facility Lender. The Facility Agent must promptly notify the other Lenders.

21.2     Approval process

         The Facility Agent will not approve a Working Capital Facility, unless it has received:

         (a)   a notice specifying:

               (i) the members of the Group which may use the Working Capital Facility;

               (ii)  the  start   and   expiry  dates  of  the  Working  Capital
                     Facility;

               (iii) the type of Working Capital Facility being provided;

               (iv)  the  Working    Capital   Facility  Lender  or  the  Lender
                     providing the Working Capital Facility; and

               (v)   the amount of that Working Capital Facility;

         (b)   a copy of the Working Capital Facility Document; and

         (c) any other information which the Facility Agent may reasonably require in connection with the Working Capital Facility.

21.3     Terms of Working Capital Facilities

(a) Except as provided below, the terms of any Working Capital Facility will be those agreed by the Working Capital Facility Lender and the Company.

(b)      However, those terms:

         (i)   must be based upon normal commercial terms at that time;

         (ii)  may only allow Obligors to use the Working Capital  Facility; and

         (iii) may   not  allow   the   maximum    aggregate   Working   Capital
               Outstandings to exceed (pound)25,000,000 in aggregate.

(c)      Any Working Capital Facility Document is a Transaction Document.

21.4     Refinancing of Working Capital Facility

         No Working Capital Facility Lender may demand repayment or prepayment of any amounts, or demand cash cover for any liabilities made available or incurred by it, under its Working Capital Facility, unless:

         (a) the Total Revolving Credit Commitments have been cancelled in full; or

         (b) the Working Capital Outstandings under that Working Capital Facility can be refinanced by a Revolving Credit Loan.

21.5     Information

         Each Obligor and each Working Capital Facility Lender must, promptly upon request by the Facility Agent, supply the Facility Agent with any information relating to the operation of a Working Capital Facility (including the Working Capital Outstandings) as the Facility Agent may reasonably request.

21.6     Miscellaneous

         For the avoidance of doubt, a provider of a Working Capital Facility is a Transaction Party for the purposes of the Security Documents.

22.      The Administrative Parties

22.1     Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute e ach Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.2     Role of the Mandated Lead Arrangers

         Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

22.3     No fiduciary duties

         Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4     Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)      Each Administrative Party may:

         (i) carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

         (ii)  retain  any   profits  or  remuneration  it  receives  under  the
               Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

22.5     Reliance

         The Facility Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

         (c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

         (d)   act under the Finance Documents through its personnel and agents.

22.6     Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

22.7     Responsibility

(a) No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

         (i)   any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) Without affecting the responsibility of any bligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

22.8     Exclusion of liability

(a) The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

22.9     Default

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

         (ii) is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

         it must promptly notify the Lenders.

22.10    Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.11    Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the

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         Facility  Agent in acting as the Facility  Agent,  except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.12    Compliance

         The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13    Resignation of the Facility Agent

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

(b) Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)      The  person(s)   appointing  a  successor   Facility   Agent  must,  if
         practicable, consult with the Company prior to the appointment.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

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22.14    Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.15    Facility Agent's management time

         If the Facility Agent requires after consultation with the Company, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

22.16    Notice period

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.      Evidence and calculations

23.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3     Calculations

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

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24.      Fees

24.1     Facility Agent's fee

         The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

24.2     Arrangement fee

         The Company must pay to the Mandated Lead Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Company.

24.3     Term Loan commitment fee

(a) The Company must pay a commitment fee computed at the rate of 30 per cent. of the then prevailing Applicable Margin (on the basis of the rate that would apply by reference to the most recently delivered Compliance Certificate) on the daily undrawn, uncancelled amount of each Lender's Term Loan Commitment.

(b)      Accrued  commitment  fee  is  payable  quarterly  in  arrear.   Accrued
         commitment fee is also payable to the Facility Agent for a Lender on the date its Term Loan Commitment is cancelled in full.

24.4     Revolving Credit commitment fee

(a) The Company must pay a commitment fee computed at the rate of 30 per cent. of the then prevailing Applicable Margin (on the basis of the rate that would apply by reference to the most recently delivered Compliance Certificate) on the daily undrawn, uncancelled amount of each Lender's Revolving Credit Commitment.

(b)      Accrued  commitment  fee  is  payable  quarterly  in  arrear.   Accrued
         commitment fee is also payable to the Facility Agent for a Lender on the date its Revolving Credit Commitment is cancelled in full.

25.      Indemnities and Break Costs

25.1     Currency indemnity

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

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

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2     Other indemnities

(a) The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)   the occurrence of any Event of Default;

         (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

         (iii) (other  than by reason of negligence or default  by that  Finance
               Party)  a  Loan  not   being  made  after  a   Request  has  been
               delivered for that Loan; or

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

         The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

         (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

25.3     Break Costs

(a)      The Company must pay to each Lender its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable
               Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

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

(c) Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

26.      Expenses

26.1     Initial costs

         The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2     Subsequent costs

         The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

         (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

26.3     Enforcement costs

         The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.      Amendments and waivers

27.1 Procedure

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

27.2     Exceptions

(a)      An amendment or waiver which relates to:

         (i)   the definition of Majority Lenders in Clause 1.1 (Definitions);

         (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

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

         (iii) a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

         (iv) an increase in, or an extension of, a Commitment or the Total Commitments;

         (v)   a release of an Obligor;

         (vi) a term of a Finance Document which expressly requires the consent of each Lender;

         (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

         (viii)this Clause, may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

27.3     Change of currency

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

27.4     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)   may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)   may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

28.      Changes to the Parties

28.1     Assignments and transfers by Obligors

         No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2     Assignments and transfers by Lenders

(a) A Lender (the Existing Lender) may at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

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

(b) Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of (pound)5,000,000.

(c) The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender. The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(d)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or

         (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(e) Any assignment or transfer by a Lender to a New Lender shall only be effective if it transfers or assigns the Lender's share of each Facility pro rata.

(f) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of (pound)1,000.

(g) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3     Procedure for transfer by way of novations

(a)      In this Subclause:

         Transfer Date means, for a Transfer Certificate, the later of:

         (i)   the   proposed   Transfer   Date   specified   in  that  Transfer
               Certificate; and

         (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

         (ii)  the Facility Agent executes it.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

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

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

         (ii) the Existing Lender will be released from those obligations and cease to have those rights.

28.4     Limitation  of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

         (i)   any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

28.5     Costs resulting from change of Lender or Facility Office

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

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

         (b)   as  a   result  of  circumstances  existing   at  the   date  the
               assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

         then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6     Additional Guarantors

(a) The Parent shall procure that, subject to paragraph (c) below, each company (other than a member of the LSC Restricted Group) which becomes one of its Subsidiaries after the date of this Agreement, or any of its Subsidiaries which ceases to be dormant or carries on business or owns any assets, becomes an Additional Guarantor within 30 days of it becoming a Subsidiary by delivering to the Facility Agent an Accession Agreement (containing such limits in relation to the guarantee as may be required by any applicable law), duly executed by that Subsidiary and the relevant documents and evidence listed in Part II of Schedule 2.

(b) If the Parent demonstrates to the satisfaction of the Facility Agent that:

         (i)   it is illegal; or

         (ii)  it is impractical,

         for the  Parent to comply  with its  obligations  under  paragraph  (a)
         above, the Parent shall only be obliged so to comply within 21 days after it becomes legal or ceases to be impractical (as the case may be) to do so. "Impractical" in this context means that there is a risk that compliance by the Parent or the relevant Subsidiary with its obligations under paragraph (a) above would breach any duty of any officer of the Group where such duty is derived from the laws of the relevant jurisdiction and applies to directors generally and result in personal liability or criminal sanctions.

(c) The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

         Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

28.7     Resignation of a Guarantor

(a)      In this  Subclause,  Resignation  Request means a letter in the form of
         Schedule 9 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b) The Company may request that a Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

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(c)      The Agent must accept a Resignation  Request and notify the Company and the Lenders of its acceptance if:

         (i)   the Majority Lenders have consented to the Resignation Request;

         (ii) it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

         (iii) no amount owed by that Guarantor under this Agreement is still outstanding.

(d) The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (c) above.

(e) A Guarantor may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

28.8     Changes to the Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.      Disclosure of information

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents and must only use such information in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

         (i)   which at the time of its disclosure is in the public domain;

         (ii) which after disclosure comes into the public domain for any reason except failure on the part of any Finance Party to comply with the terms of this Clause;

         (iii) which was lawfully in that Finance Party's possession before the disclosure;

         (iv) by reason of law, legal process or any regulatory or government authority;

         (v)   to the extent allowed under paragraph (b) below; or

         (vi)  with the agreement of the relevant Obligor.

(b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

         (i)   a copy of any Finance Document; and

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         (ii)  any information which that Finance Party has acquired under or in connection with any Finance Document.

         However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.      Set-off

         A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.      Pro rata sharing

31.1     Redistribution

         If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

         (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

         (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

         (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

31.2     Effect of redistribution

(a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)      If:

         (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (ii) the recovering Lender has paid a redistribution in relation to that recovery,

         each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3     Exceptions

         Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

         (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

         (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

               (i) the recovering Lender notified the Facility Agent of those proceedings; and

               (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.      Severability

         If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.      Counterparts

         Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.      Notices

34.1     In writing

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or fax;

(b) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2     Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)      The contact details of the Parent for this purpose are:

         Address:      Devonport Royal Dockyard,
                       Devonport,
                       Plymouth PL1 4SG
         Fax number:   01752 564 541
         Attention:    Finance Director.

(c) The contact details of the Company for this purpose are:

         Address:      Devonport Royal Dockyard,
                       Devonport,
                       Plymouth PL1 4SG
         Fax number:   01752 564 541
         Attention:    Finance Director.

(d) The contact details of the Facility Agent for this purpose are:

         Address:      Level 17,
                       8 Canada Square,
                       London E14 5HQ
         Fax number:   020 7991 4348
         Attention:    Debt Finance, Support and Agency Services.

(e) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3     Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

         (i)   if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

         (iii) if by fax, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

34.4     Obligors

(a) All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b) All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c) Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

         (i)   to  give  and  receive  all  communications   under  the  Finance
               Documents;

         (ii) to supply all information concerning itself to any Finance Party; and

         (iii) to sign all documents under or in connection with the Finance Documents.

(d) Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

35.      Governing law

         This Agreement is governed by English law.

36.      Enforcement

36.1     Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i)   proceedings in any other court; and

         (ii)  concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                ORIGINAL PARTIES



                                                                            Registration number
Name of Original Guarantor                                                (or equivalent, if any)
DEVONPORT MANAGEMENT LIMITED                                                      2959785



Name of Original Lender                                                     Term Loan Commitments

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                                                                         (pound)23,333,333.33

HSBC BANK PLC                                                            (pound)23,333,333.34

THE ROYAL BANK OF SCOTLAND PLC                                           (pound)23,333,333.33

                                                                             -----------

Total Term Loan Commitments                                              (pound)70,000,000.00
                                                                             -----------




Name of Original Lender                                                 Revolving Credit Commitments

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                                                                         (pound)3,333,333.33

HSBC BANK PLC                                                            (pound)3,333,333.34

THE ROYAL BANK OF SCOTLAND PLC                                           (pound)3,333,333.33

                                                                             -----------

Total Revolving Credit Commitments                                       (pound)10,000,000.00
                                                                             -----------

                                   SCHEDULE 2

                                     PART I

                         CONDITIONS PRECEDENT DOCUMENTS

                    TO BE DELIVERED BEFORE THE FIRST REQUEST



Original Obligors

1.       A copy of the constitutional documents of each Original Obligor.

2. A copy of a resolution of the board of directors of each Original Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3. A specimen of the signature of each person authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document (including a Request).

4.       A certificate of an authorised signatory of the Company:

         (a) confirming that utilising the Total Commitments in full would not breach any limit binding on any Original Obligor; and

         (b)      certifying that each copy document specified in Part I of this
                  Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Security Document(s)

1. The following Security Document(s) each duly executed by the parties to it:

         -     Security  Agreement by  the Company  in favour  of  the  Facility
               Agent.

2. The Letters of Awareness.

3. The Inter-creditor Deed.

Legal opinions

A legal opinion of Allen & Overy, legal advisers to the Mandated Lead Arrangers and the Facility Agent, substantially in the form of Schedule 11 (Form of legal opinion of Allen & Overy), addressed to the Finance Parties.

Other documents and evidence

1. Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

2. Evidence that the Current Facility will be prepaid and cancelled in full on or by the first Utilisation Date.

3.       Due diligence report addressed to the Finance Parties by Bond Pearce.

4. List of Strategic Assets and confirmation that none of the Security Assets are Strategic Assets.

5.       List of Material Contracts and certified copies of same.

6.       Certified copy of the Shareholders Agreement.

7. A certificate of the finance director of the Company in respect of the Existing Works, setting out the costs and expenses incurred by the Company in respect of the Existing Works, less amounts provided by the Secretary of State for Defence and members of the DART Alliance to finance the Existing Works.

8.       The Original Accounts (unsigned by the Company's auditors).

9.       The Works Budget.

10.      A copy  of any  other  authorisation  or  other  document,  opinion  or assurance  which  the  Facility  Agent  has  notified  the  Company  is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance
         Document  or  for  the  validity  and  enforceability  of  any  Finance
         Document.

                                     PART II

                           FOR AN ADDITIONAL GUARANTOR



Additional Guarantors

1. An Accession Agreement, duly executed by the Company and the Additional Guarantor.

2.       A copy of the constitutional documents of the Additional Guarantor.

3. A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4. A specimen of the signature of each person authorised on behalf of the Additional Guarantor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. In the case of an Additional Guarantor incorporated in the U.K., a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

6.       If applicable, a copy of a resolution of the board of directors of each
         corporate   shareholder  in  the  Additional  Guarantor  approving  the resolution referred to in paragraph 5 above.

7.       A certificate of an authorised signatory of the Additional Guarantor:

         (a) confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

         (b) certifying that each copy document specified in Part II of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

8. If available, a copy of the latest audited accounts of the Additional Guarantor.

Security Document(s)

1. Security Document(s) over its assets, duly executed by the Additional Guarantor.

2.       A  copy  of  any  notices  required  to  be  sent  under  the  Security
         Document(s).

3. Evidence that the procedure contemplated by sections 155-158 of the Companies Act 1985 has been completed in relation to any relevant Finance Document.

4.       Evidence of insurance cover in compliance with this Agreement.

Legal opinions

1. A legal opinion of Allen & Overy, legal advisers to the Facility Agent, addressed to the Finance Parties.

2. If the Additional Guarantor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

1. Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

2.       A copy  of any  other  authorisation  or  other  document,  opinion  or assurance  which  the  Facility  Agent  has  notified  the  Company  is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

                                   SCHEDULE 3

                                     PART I

                                 FORM OF REQUEST

To:      HSBC BANK PLC as Facility Agent

From:    [                               ]

Date:    [                               ]



       DEVONPORT ROYAL DOCKYARD LIMITED-(pound)80,000,000 Credit Agreement dated [ ], 2002 (the "Agreement")



1.       We refer to the Agreement. This is a Request.

2. We wish to borrow a[n] [Initial Term Loan/ Term Loan/Revolving Credit Loan]1 on the following terms:

         (a)   Utilisation Date: [ ]

         (b)   Amount/currency: [ ]

         (c)   Term: [ ].

3.       Our payment instructions are: [ ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.       This Request is irrevocable.

6.       Attached with this Request is a Costs Report.2

By:

Authorised signatory for

Devonport Royal Dockyard Limited



--------------------------------

1    Delete as appropriate.
2    To be attached to any Request for a Term Loan (other than the Initial Term
     Loan).

                                     PART II

                              FORM OF COSTS REPORT



D154 Project
Total Amount paid out as per attached summary as at [      ]

- See attached                                                                         (pound)[ ]

Amounts received from Ministry of Defence

[Datails of Claims]                                 (pound)[ ]



Total Paid by MoD                                                                      (pound)[ ]


Amount Recovered from Alliance Partners

Rolls Royce Contribution                            (pound)[ ]

S&H Contribution                                    (pound)[ ]

B&R Contribution                                    (pound)[ ]

Babtie Contribution                                 (pound)[ ]

BNFL Contribution                                   (pound)[ ]


Total Paid by Alliance Partners                                                        (pound)[ ]

                                                                              ---------------------------

Total Net Cost Incurred by DRDL                                                        (pound)[ ]
                                                                              ===========================

LAST ACCOUNTS AVAILABLE TO PERIOD END:               [                 ]
-------------------------------------------------------------------------------------------------------------------
Major Contractor Costs
Supplier                                                  Previous Claims       Post MS 52             Total
                                                               on MoD       (Last Claim on MoD)
                                                               (pound)           (pound)              (pound)

ALLIANCE PARTNERS

[Partners Listed]                                         (pound)[ ]

                                                          ---------------------------------------------------------

                                                          (pound)[ ]             (pound)[ ]           (pound)[ ]

PRIME SUPPLY

[Supplier(s) Listed]                                      (pound)[ ]             (pound)[ ]           (pound)[ ]


CONSTRUCTION & ENGINEERING

[Suppliers Listed]                                        (pound)[ ]             (pound)[ ]           (pound)[ ]

Transferred Costs Equipment Costs                         (pound)[ ]             (pound)[ ]           (pound)[ ]
14 Dock Costs                                             (pound)[ ]             (pound)[ ]           (pound)[ ]
A/c 6500 Materials                                        (pound)[ ]             (pound)[ ]           (pound)[ ]
Minor Sub-Contract Costs                                  (pound)[ ]             (pound)[ ]           (pound)[ ]

                                                          ---------------------------------------------------------

Sub-total Construction & Prime Supply                     (pound)[ ]             (pound)[ ]          (pound)[ ]


Alliance Project Team                                     (pound)[ ]             (pound)[ ]          (pound)[ ]


Insurance Costs & Management Fee                          (pound)[ ]             (pound)[ ]          (pound)[ ]



Dis-allowed Costs                                         (pound)[ ]
                                                          ---------------------------------------------------------

Total Professional & Technical Service Costs              (pound)[ ]         (pound)[ ]          (pound)[ ]
                                                          =========================================================

                                             End of
CONTRACTOR / AREA                           [Previous        [Week 1]      [Week 2]     [Week 3]          [Week 4]
                                             month]
ROLLS CUMULATIVE                              [  ]
ROLLS IN WEEK                                                 [  ]          [  ]         [  ]              [  ]

S&H CUMULATIVE                                [  ]
S&H IN WEEK                                                   [  ]          [  ]         [  ]              [  ]

BABTIE CUMULATIVE                             [  ]
BABTIE IN WEEK                                                [  ]          [  ]         [  ]              [  ]

BEL CUMULATIVE                                [  ]
BEL IN WEEK                                                   [  ]          [  ]         [  ]              [  ]

B&R CUMULATIVE                                [  ]
B&R IN WEEK                                                   [  ]          [  ]         [  ]              [  ]

CARILLION CUMULATIVE                          [  ]
CARILLION IN WEEK                                             [  ]          [  ]         [  ]              [  ]

KIERS CUMULATIVE                              [  ]
KIERS IN WEEK                                                 [  ]          [  ]         [  ]              [  ]

JAMES SCOTT CUMULATIVE                        [  ]
JAMES SCOTT IN WEEK                                           [  ]          [  ]         [  ]              [  ]

AMEC LLRF CUMULATIVE                          [  ]
AMEC LLRF IN WEEK                                             [  ]          [  ]         [  ]              [  ]

AMEC CSS CUMULATIVE                           [  ]
AMEC CSS IN WEEK                                              [  ]          [  ]         [  ]              [  ]

NUTTALLS CUMULATIVE                           [  ]
NUTTALLS IN WEEK                                              [  ]          [  ]         [  ]              [  ]

TAYLOR CUMULATIVE                             [  ]
TAYLOR IN WEEK                                                [  ]          [  ]         [  ]              [  ]

DOCKSIDE CRANES CUMULATIVE                    [  ]
DOCKSIDE CRANES IN WEEK                                       [  ]          [  ]         [  ]              [  ]

OTHERS CUMULATIVE                             [  ]

                                       82

                                             End of
CONTRACTOR / AREA                           [Previous        [Week 1]      [Week 2]     [Week 3]          [Week 4]
                                             month]
OTHERS IN WEEK                                                [  ]          [  ]         [  ]              [  ]
Insurance costs to go (7.54761488                             [  ]          [  ]         [  ]              [  ]
paid as at 27/90
15 Dock Kier costs to go                                      [  ]          [  ]         [  ]              [  ]
SEC                                                           [  ]          [  ]         [  ]              [  ]
B&R Management fee costs to go                                [  ]          [  ]         [  ]              [  ]
(2.5 paid as at 27/9)
Ritchies (m dinham)                                           [  ]          [  ]         [  ]              [  ]
Serco (m dinham)                                              [  ]          [  ]         [  ]              [  ]
Halcrow                                                       [  ]          [  ]         [  ]              [  ]
CSS Misc (B Smith/J Kerry)                                    [  ]          [  ]         [  ]              [  ]
AEA ( p burkhalter)                                           [  ]          [  ]         [  ]              [  ]
Simon Hartley (p burkhalter)                                  [  ]          [  ]         [  ]              [  ]
Jordan llrf claim (g podmore)                                 [  ]          [  ]         [  ]              [  ]
Claims                                                        [  ]          [  ]         [  ]              [  ]
Error adj to match accounts                                   [  ]          [  ]         [  ]              [  ]
Others estimated                                              [  ]          [  ]         [  ]              [  ]
Others authorised                                             [  ]          [  ]         [  ]              [  ]
Others estimated                                              [  ]          [  ]         [  ]              [  ]
                                                              [  ]          [  ]         [  ]              [  ]
APT CUMULATIVE                                [  ]
APT IN WEEK                                                   [  ]          [  ]         [  ]              [  ]
APT authorised in week                                        [  ]          [  ]         [  ]              [  ]
APT estimated in week                                         [  ]          [  ]         [  ]              [  ]
APT Labour estimated in week                                  [  ]          [  ]         [  ]              [  ]
B&R Money due                                                 [  ]          [  ]         [  ]              [  ]
Babtie 75% payments                                           [  ]          [  ]         [  ]              [  ]
B&R 95% payments                                              [  ]          [  ]         [  ]              [  ]

TOTAL PAYMENTS                                [  ]
CUMULATIVE
TOTAL PAYMENTS IN WEEK                                        [  ]          [  ]         [  ]              [  ]

                                   SCHEDULE 4

                        CALCULATION OF THE MANDATORY COST



1.       General

         The Mandatory Cost is the weighted average of the rates calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.       For a Lender lending from a Facility Office in the U.K.

(a) The relevant rate for a Lender lending from a Facility Office in the U.K. is the arithmetic mean of the rates notified by each of the Reference Banks to the Facility Agent and calculated in accordance with the following formulae:

         for a Loan in Sterling:

         AB + C(B - D) + E x 0.01
         ------------------------   per cent. per annum
              100 - (A + C)

         for any other Loan:

         E x 0.0l
         --------   per cent. per annum
           300

         where on the day of application of the formula:

         A is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         B        is LIBOR for that Term;

         C is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires it to place as a special deposit;

         D is the interest rate per annum allowed by the Bank of England on a special deposit; and

         E is the charge payable by the Reference Bank to the Financial Services Authority under the fees rules (but, for this purpose, ignoring any minimum fee required under the fees rules) and expressed in pounds per (pound)1 million of the tariff base of that Reference Bank.

(b)               For the purposes of this paragraph 2:

         (i) "eligible liabilities" and "special deposit" have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii) "fees rules" means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

         (iii)    "tariff base" has the meaning given to it in the fees rules.

(c)      (i)      In  the  application  of  the  formulae,  A,  B, C  and  D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

         (ii) Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)      (i)      Each  Reference Bank  must supply  to the  Facility Agent  the information required by it to make a calculation of the rate for that Reference Bank. The Facility Agent may assume that this information is correct in all respects.

         (ii) If a Reference Bank fails to do so, the Facility Agent may assume that the Reference Bank's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

         (iii) The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.       For a Lender  lending from a Facility  Office in a Participating Member
         State

(a) The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b) If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.       Changes

         The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

         (a)      any change in law or regulation; or

         (b) any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

         Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE



To:      HSBC BANK PLC as Facility Agent

From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:    [              ]



      DEVONPORT ROYAL DOCKYARD LIMITED - (pound)80,000,000 Credit Agreement dated [ ], 2002 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.       The proposed Transfer Date is [ ].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.       This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Rights and obligations to be transferred by novation
      [insert relevant details, including applicable Commitment (or part)]

                    Administrative details of the New Lender
           [insert details of Facility Office, address for notices and payment details etc.]



[EXISTING LENDER]                                             [NEW LENDER]

By:                                                           By:

The Transfer Date is confirmed by the Facility Agent as [         ].

HSBC BANK PLC

By:

                                   SCHEDULE 6

                                EXISTING SECURITY



    Member of the Group creating                                           Maximum principal amount
            security                       Details of security                    secured
Devonport Management Limited               Fixed Charge on book
                                           debts dated 13.03.97            Unlimited
                                           i.f.o. HSBC Bank plc

Devonport Royal Dockyard Limited           Fixed Charge on book
                                           debts dated 13.03.97            Unlimited
                                           i.f.o. HSBC Bank plc

Dorhold Limited                            Fixed Charge on book
                                           debts dated 13.03.97            Unlimited
                                           i.f.o. HSBC Bank plc

Devonport Engineering Services             Fixed Charge on book
Limited                                    debts dated 13.03.97            Unlimited
                                           i.f.o. HSBC Bank plc

                                   SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

To:      HSBC BANK PLC as Facility Agent

From:    DEVONPORT ROYAL DOCKYARD LIMITED

Date:    [        ]

      DEVONPORT ROYAL DOCKYARD LIMITED - (pound)80,000,000 Credit Agreement dated [ ], 2002 (the Agreement)

1.       We refer to the Agreement. This is a Compliance Certificate.

2.       We confirm that as at [relevant testing date]:

         (a)      Adjusted Tangible Net Worth is [     ];

         (b)      EBITDA was [   ]; and
                  Total  Borrowings  are [    ]; therefore, Total Borrowings are
                  [        ] x EBITDA;

         (c)      EBITDA was  [     ] and Net Interest Payable was  [         ];
                  therefore,  the ratio of EBITDA to Net Interest Payable was
                  [    ] to 1; and

3. We set out below calculations establishing the figures in paragraph 2 above:

         [       ].

4. Total Borrowings are [ ] x EBITDA so therefore, the Applicable Margin is [ ]% for Revolving Credit Loans and [ ]% for Term Loans.

5. [We confirm that no Default is outstanding as at [relevant testing date].3

DEVONPORT ROYAL DOCKYARD LIMITED

By:









3 If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

                                   SCHEDULE 8

                           FORM OF ACCESSION AGREEMENT



To:      HSBC BANK PLC as Facility Agent

From:    DEVONPORT ROYAL DOCKYARD LIMITED and [Proposed Guarantor]

Date:    [         ]

      DEVONPORT ROYAL DOCKYARD LIMITED - (pound)80,000,000 Credit Agreement dated [ ], 2002 (the Agreement)

We refer to the Agreement.  This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

This Accession Agreement is governed by English law.

DEVONPORT ROYAL DOCKYARD LIMITED

By:



[PROPOSED GUARANTOR]

By:

                                   SCHEDULE 9

                           FORM OF RESIGNATION REQUEST



To:      HSBC BANK PLC as Facility Agent

From:    DEVONPORT ROYAL DOCKYARD LIMITED and [relevant Guarantor]

Date:    [        ]



      DEVONPORT ROYAL DOCKYARD LIMITED - (pound)80,000,000 Credit Agreement dated [ ], 2002 (the Agreement)

1.       We refer to the Agreement. This is a Resignation Request.

2. We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3. We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4. We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.       This Resignation Request is governed by English law.

DEVONPORT ROYAL DOCKYARD LIMITED    [Relevant Guarantor]

By:                                         By:

The Facility Agent confirms that this resignation takes effect on [           ].

HSBC BANK PLC

By:

                                   SCHEDULE 10

                           FORM OF SECURITY AGREEMENT



                               SECURITY AGREEMENT



                            DATED


                                     BETWEEN



                        DEVONPORT ROYAL DOCKYARD LIMITED


                                     - and -


                                  HSBC BANK PLC

                                      INDEX


Clause                                                                                                    Page
1.       Interpretation.....................................................................................94
2.       Creation of Security...............................................................................95
3.       Representations - general..........................................................................97
4.       Restrictions on dealings...........................................................................97
5.       Contracts..........................................................................................97
6.       When Security becomes enforceable..................................................................98
7.       Enforcement of Security............................................................................98
8.       Receiver...........................................................................................99
9.       Powers of Receiver................................................................................100
10.      Application of proceeds...........................................................................102
11.      Expenses and indemnity............................................................................103
12.      Delegation........................................................................................103
13.      Further assurances................................................................................103
14.      Power of attorney.................................................................................104
15.      Miscellaneous.....................................................................................104
16.      Release...........................................................................................105
17.      Governing law.....................................................................................105



Schedule

1.       Forms of letter for Contracts.....................................................................106

Signatories................................................................................................109

THIS DEED is dated between:

(1)      DEVONPORT ROYAL  DOCKYARD LIMITED  (registered  number  02077752)  (the
         Chargor);

(2) HSBC BANK PLC (the Security Trustee) as agent and trustee for the Transaction Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A) The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)      It  is   intended   that  this   document   takes   effect  as  a  deed
         notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.       Interpretation

1.1      Definitions

         In this Deed:

         Act means the Law of Property Act 1925.

         Credit Agreement means the(pound)80,000,000 credit agreement dated on or about the date of this Deed between (among others) the Chargors and the Security Trustee.

         Party means a party to this Deed.

         Receiver means a receiver and manager or (if the Security Trustee so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

         Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to any Transaction Party including, without limitation, under each Transaction Document to which the Chargor is a party, except for any obligation which, if it were so included, would result in this Deed contravening
         Section 151 of the Companies Act 1985.

         Security Assets means all assets of the Chargor the subject of any security created by this Deed.

         Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2      Construction

(a)      Capitalised   terms  defined  in  the  Credit  Agreement  have,  unless
         expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Credit Agreement will be construed as references to this Deed.

(c)      (i)      The  term   Finance  Document   includes  all  amendments  and
                  supplements  including   supplements   providing  for  further
                  advances; and
         (ii)     the  term this  Security means  any security  created  by this
                  Deed.

(d) Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(e) If the Security Trustee considers that an amount paid to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(f) Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

2.       Creation of Security

2.1      General

(a)      All the security created under this Deed:

         (i)      is created in favour of the Security Trustee;

         (ii)     is created over present and future assets of the Chargor;

         (iii)    is security  for the  payment of all the Secured  Liabilities;
                  and

         (iv) is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b) If the rights of the Chargor under a document cannot be secured without the consent of a party to that document;

         (i) this Security will secure all amounts which the Chargor may receive, or has received, under that document but exclude the document itself and all rights or assets which the document provides may not be charged or secured without that consent; and

         (ii) in relation to all present and future agreements between the Chargor and the Secretary of State for Defence (together with other parties, as the case may be), the Chargor must use reasonable endeavours to obtain the consent of the Secretary of State for Defence to such documents being secured under this Deed and in any event such consent must be obtained within 3 calendar months of the date of this Deed in form and substance satisfactory to the Security Trustee.

(c) The Security Trustee holds the benefit of this Deed on trust for the Finance Parties.

2.2 Credit balances

         The Chargor charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any account (including any account contemplated by this Deed) it has with any person and the debt represented by it.

2.3      Book debts etc.

         The Chargor charges by way of a first fixed charge:

         (a)      all of its book and other debts;

         (b)      all other moneys due and owing to it; and

         (c) the benefit of all rights, securities or guarantees of any nature enjoyed or held by it in relation to any item under paragraph (a) or (b) above.

2.4      Other contracts

         To the extent that it is legally able to do so without breaching the terms of the relevant agreement and subject to Clause 2.1(b) (General) above, the Chargor charges by way of a first fixed charge, all of its rights in respect of any agreement to which it is a party.

2.5      Assignment

         To the extent it is legally able to do so without breaching the terms of the relevant agreement and subject to Clause 2.1(b) (General) above, the Chargor assigns absolutley, subject to a proviso for re-assignment on redemption, all of its rights in respect of any agreement to which it is a party; this includes the Relevant Contracts.

2.6      Floating charge

(a) Except to the extent that it is subject to any fixed security created under any other term of this Clause and to the extent that it is legally able to do so without breaching the terms of the relevant agreement, the Chargor charges by way of a first floating charge all of its rights in respect of the assets referred to in Clauses 2.2 (Credit balances) to 2.5 (Assignment) (both inclusive).

(b) The Lender may by notice to the Chargor convert the floating charge created by the Chargor under this Subclause into a fixed charge as regards any of the Chargor's assets specified in that notice, if:

         (i)      an Event of Default is outstanding; or

         (ii) the Lender considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

3.       Representations - general

3.1      Nature of security

         The Chargor represents to each Finance Party that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on its liquidation or administration or otherwise.

3.2      Times for making representations

(a) The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b) Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on each date during the Security Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.       Restrictions on dealings

         No Chargor may:

         (a)      create or  permit to  subsist any  Security  Interest   on any
                  Security Asset; or

         (b) sell, transfer, licence, lease or otherwise dispose of any Security Asset, except as expressly allowed under the Credit Agreement.

5.       Contracts

5.1      Notices of assignment

         If an Event of Default is outstanding and the Security Trustee requests, the Chargor must:

         (a) immediately serve a notice of assignment, substantially in the form of Part I of Schedule 1 (Forms of letter for Contracts), on each counterparty to such contracts as the Secrity Trustee may specify to which it is a party; and

         (b) use its reasonable endeavours to procure that each such party acknowledges that notice, substantially in the form of Part II of Schedule 1 (Forms of letter for Contracts).

6.       When Security becomes enforceable

6.1      Event of Default

         This Security will become immediately enforceable if if an Event of Default is outstanding and the Security Trustee gives notice to the Chargor that this Security is enforceable.

6.2      Discretion

         After this Security has become enforceable, the Security Trustee may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Majority Lenders direct.

6.3      Power of sale

         The power of sale and other powers conferred by Section 101 of the Act, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

7.       Enforcement of Security

7.1      General

(a) For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b) Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

7.2      No liability as mortgagee in possession

         Neither the Security Trustee nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

7.3      Privileges

         Each Receiver and the Security Trustee is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

7.4      Protection of third parties

         No person (including a purchaser) dealing with the Security Trustee or a Receiver or its or his agents will be concerned to enquire:

         (a)      whether the Secured Liabilities have become payable;

         (b) whether any power which the Security Trustee or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

         (c)      whether any money remains due under the Finance Documents;  or

         (d) how any money paid to the Security Trustee or to that Receiver is to be applied.

7.5      Redemption of prior mortgages

(a) At any time after this Security has become enforceable, the Security Trustee may:

         (i)      redeem any prior Security Interest against any Security Asset;
                  and/or

         (ii)     procure the transfer of that Security Interest to itself;
                  and/or

         (iii) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b) The Chargor must pay to the Security Trustee, immediately on demand, the costs and expenses incurred by the Security Trustee in connection with any such redemption and/or transfer, including the payment f any principal or interest.

7.6      Contingencies

         If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Security Trustee (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

8.       Receiver

8.1      Appointment of Receiver

(a) The Security Trustee may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

         (i)      this Security has become enforceable; or

         (ii) the Chargor so requests the Security Trustee in writing at any time.

(b) Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)      Section 109(1) of the Act does not apply to this Deed.

 8.2     Removal

         The Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.3      Remuneration

         The Security Trustee may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act will not apply.

8.4      Agent of the Chargor

(a) A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b) No Finance Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

8.5      Relationship with Security Trustee

         To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Security Trustee in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

9.       Powers of Receiver

9.1      General

(a) A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law, including all the rights, powers and discretions conferred on a receiver under the Act and a receiver or an administrative receiver under the Insolvency Act, 1986.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

9.2      Possession

         A Receiver may take immediate possession of, get in and collect any Security Asset.

9.3      Carry on business

         A Receiver may carry on the business of any Chargor in any manner he thinks fit.

9.4      Employees

(a) A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)      A Receiver may discharge any person appointed by any Chargor.

9.5      Borrow money

         A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

9.6      Sale of assets

(a) A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b) The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

9.7      Compromise

         A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of any Chargor or relating in any way to any Security Asset.

9.8      Legal actions

         A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

9.9      Receipts

         A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

9.10     Subsidiaries

         A Receiver may form a Subsidiary of any Chargor and transfer to that Subsidiary any Security Asset.

9.11     Delegation

         A Receiver may delegate his powers in accordance with this Deed.

9.12     Lending

         A Receiver may lend money or advance credit to any customer of any Chargor.

9.13     Protection of assets

         A Receiver may:

         (a) effect any repair or insurance and do any other act which any Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

         (b)      commence and/or complete any building operation; and

         (c) apply for and maintain any planning permission, building regulation approval or any other authorisation,

         in each case as he thinks fit.

9.14     Other powers

         A Receiver may:

         (a) do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

         (b) exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

         (c)      use the name of any Chargor for any of the above purposes.

10.      Application of proceeds

         Any moneys received by the Security Trustee or any Receiver after this Security has become enforceable must be applied in the following order of priority:

         (a) in or towards payment of or provision for all costs and expenses incurred by the Security Trustee or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

         (b) in or towards payment of or provision for the Secured Liabilities; and

         (c) in payment of the surplus (if any) to any Chargor or other person entitled to it.

         This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Chargor.

11.      Expenses and indemnity

         The Chargor must:

         (a) immediately on demand pay all costs and expenses (including legal fees) incurred in connection with this Deed by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Security Trustee under this Deed; and

         (b) keep each of them indemnified against any failure or delay in paying those costs or expenses; this includes any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise.

12.      Delegation

12.1     Power of Attorney

         The Security Trustee or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

12.2     Terms

         Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Trustee or any Receiver may think fit.

12.3     Liability

         Neither the Security Trustee nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.      Further assurances

         The Chargor must, at its own expense, take whatever action the Security Trustee or a Receiver may reasonably require for:

         (a) creating, perfecting or protecting any security intended to be created by this Deed; or

         (b) facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Security Trustee or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

         This includes:

         (i) the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Security Trustee or to its nominee; or

         (ii) the giving of any notice, order or direction and the making of any registration; or

         (iii) the obtaining of any consents (including without limitation consents in relation to the charging or assignment of contracts referred to in Clauses 2.4 (Other contracts) to 2.6 (Floating charge) (both inclusive)). which, in any such case, the Security Trustee may think expedient.

14.      Power of attorney

         The Chargor, by way of security, irrevocably and severally appoints the Security Trustee, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.      Miscellaneous

15.1     Covenant to pay

         The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

15.2     Tacking

         Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

15.3     New Accounts

(a) If any subsequent charge or other interest affects any Security Asset, the Finance Party may open a new account with the Chargor.

(b) If the Finance Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c) As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

15.4     Time deposits

         Without prejudice to any right of set-off any Finance Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Finance Party within the Security Period when:

         (a)      this Security has become enforceable; and

         (b)      no Secured Liability is due and payable,

         that time deposit will automatically be renewed for any further maturity which that Finance Party considers appropriate.

15.5     Notice of assignment

         This Deed constitutes notice in writing to the Chargor of any charge or assignment of a debt owed by the Chargor to any other member of the Group and contained in any other Security Document.

16.      Release

         At the end of the Security Period, the Finance Parties must, at the request and cost of the Chargor, take whatever action is necessary to release its Security Assets from this Security.

17.      Governing law

         This Deed is governed by English law.


This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

                                   SCHEDULE 1

                          FORMS OF LETTER FOR CONTRACTS

                                     PART I

                             NOTICE TO COUNTERPARTY



To:      [Contract party]

                                                                          [Date]

Dear Sirs,

      Security Document dated [ ] between Devonport Royal Dockyard Limited and HSBC BANK PLC (the Security Document)

This letter constitutes notice to you that under the Security Document we have assigned by way of security to HSBC Bank plc (the Security Trustee) all our rights in respect of [insert details of Contract] (the Contract).

We confirm that:

(a) we will remain liable under the Contract to perform all the obligations assumed by us under the Contract; and

(b) none of the Security Trustee, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of the Contract.

We will also remain entitled to exercise all our rights, powers and discretions under the Contract, and you should continue to give notices under the Contract to us, unless and until you receive notice from the Security Trustee to the contrary stating that the security has become enforceable. In this event, all the rights, powers and discretions will be exercisable by, and notices must be given to, the Security Trustee or as it directs.

Please note that we have agreed that we will not amend or waive any provision of or terminate the Contract without the prior consent of the Security Trustee.

This letter is governed by English law.

Please   acknowledge   receipt   of  this   letter  by  sending   the   attached
acknowledgement to the Security Trustee at [ ].

Yours faithfully,



[Chargor]

(Authorised signatory)

                                     PART II

                         ACKNOWLEDGEMENT OF COUNTERPARTY



To:      [Security Trustee] as Security Trustee

Copy:    [Chargor]

[Date]



Dear Sirs,

We confirm receipt from Devonport Royal Dockyard Limited (the Chargor) of a notice dated [ ] of an assignment on the terms of the Security Document dated [ ] of all the Chargor's rights in respect of [insert details of the Contract] (the Contract).

We confirm that we will pay all sums due, and give notices, under the Contract as directed in that notice.

This letter is governed by English law.

Yours faithfully,



(Authorised signatory)

[Counterparty]

                                   SIGNATORIES





Chargor


EXECUTED AS A DEED by                       )
DEVONPORT ROYAL DOCKYARD                    )
LIMITED acting by                           )



Director

Director/Secretary





Security Trustee



HSBC BANK PLC



By:

                                   SCHEDULE 11

                     FORM OF LEGAL OPINION OF ALLEN & OVERY


To:      The Finance Parties named as
         original parties to the Credit Agreement
         (as defined below).

                                                                        [DATE]

Dear Sirs,

      DEVONPORT ROYAL DOCKYARD LIMITED - (pound)80,000,000 Credit Agreement dated [ ], 2002 (the Credit Agreement)

We have received instructions from [ ] in connection with the Credit Agreement.

Definitions

In this opinion words defined in the Credit Agreement have the same meaning in this opinion.

Documents and searches

For the purposes of this opinion we have examined the following documents:

(a)      a signed copy of the Credit Agreement;

(b)      a signed copy of [the/each] Security Agreement;

(c) a certified copy of the memorandum and articles of association and certificate of incorporation of each Original Obligor;

(d) [a certified copy of the minutes of a meeting of a committee of the board of directors of the Parent held on [ ];]

(e) a certified copy of the minutes of a meeting of the board of directors of the Company held on [ ];

(f) a certified copy of the minutes of a meeting of the board of directors of each Original Obligor (other than the Company) held on [ ];

(g) a certified copy of a resolution, signed by all the holders of the issued or allotted shares in each Original Guarantor, dated [ ]; and

(h) a certificate of the Company confirming, amongst other things, that the entry into and performance of the Agreements will not contravene any borrowing or guarantee limit contained in the articles of association of any Original Obligor.

On [ ] we carried out a search of each Original Obligor at the Companies Registry. On [ ] we made a telephone search of each Original Obligor at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out for the purposes of this opinion.

Assumptions

We assume that:

(a) each Original Obligor is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into an Agreement and will not as a result of any Agreement be unable to pay its debts within the meaning of that section;

(b) no step has been taken to wind up or dissolve any Original Obligor, put any Original Obligor into administration or appoint a receiver, administrator, administrative receiver, trustee in bankrupcy or similar officer in respect of it or any of its assets although the searches of the Companies Registry referred to above gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver, trustee in bankrupcy or similar officer has been made;

(c)      all signatures and documents are genuine;

(d)      all documents are and remain up-to-date;

(e) the correct procedure was carried out at all the board meetings referred to above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at each meeting;

(f) any restrictions on the ability of an Original Obligor to borrow or guarantee contained in its Articles of Association would not be contravened by the entry into and performance by it of any Agreement to which it is a party;

(g) the Agreements have been duly executed on behalf of the Original Obligors party to them by the person(s) authorised by the resolutions passed at the relevant meeting referred to above;

(h) each Agreement is a legally binding, valid and enforceable obligation of each party to it other than each Original Obligor;

(i) the guarantee contained in the Credit Agreement was given for the legitimate purposes of each Original Guarantor and the giving of the guarantee may reasonably be regarded as having been in its interests; and

(j)      no foreign law affects the conclusions stated below.

Opinion

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:

1. Status: Each Original Obligor is a company incorporated with limited liability under the laws of England and is not in liquidation.

2. Powers and authority: Each Original Obligor has the corporate power to enter into and perform the Agreements to which it is a party and has taken all necessary corporate action to authorise the execution, delivery and performance of those Agreements.

3. Legal validity: Each Agreement to which any Original Obligor is a party constitutes its legally binding, valid and enforceable obligation.

4. Non-conflict: The entry into and performance by each Original Obligor of each Agreement to which it is a party will not violate any provision of (i) any existing English law applicable to companies generally, or
         (ii) its memorandum or articles of association.

5. Consents: No authorisations of governmental, judicial or public bodies or authorities in England are required by any Original Obligor in connection with the performance, validity or enforceability of its payment obligations under each Agreement to which it is a party.

6. Taxes: All payments due from any Original Obligor resident for tax purposes in the U.K. under the Credit Agreement may be made without deduction of any U.K. Taxes, if, in the case of interest:

         (a)      (i)      the person  that advanced  the participation  in  the
                           Loan to which the interest relates was a bank for the purpose of Section 349 of the Income and Corporation
                           Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act 1988) at the time the Loan was made; and

                  (ii) the person beneficially entitled to that interest is within the charge to U.K. corporation tax as regards that interest at the time the interest is paid;

         (b) the person beneficially entitled to the income in respect of which the interest payment is made is:

                  (i)      a company resident in the U.K. for tax purposes;

                  (ii) a partnership each member of which is a company resident in the U.K. for tax purposes; or

                  (iii) a company not resident in the U.K. for tax purposes which carries on a trade in the U.K. through a branch or agency and brings into account payments to it under this Agreement in computing its chargeable profits for the purposes of section 11(2) of the Income and Corporation Taxes Act 1988; or

         (c)      the interest is payable to a Treaty  Lender and the  Financial
                  Intermediaries and Claims Office has given the necessary authorisation.

7. Registration requirements: Except for registration of each Security Agreement at the appropriate registries, it is not necessary or advisable to file, register or record any Agreement in any public place or elsewhere in England.

8. Stamp duties: Except for any registration fees payable at Companies Registry in respect of each Security Agreement, no stamp, registration or similar tax or charge is payable in England in respect of any Agreement.

9. Security: Subject to due registration where required, each Security Agreement creates security interests in the Security Assets concerned.

Qualifications

This opinion is subject to the following qualifications:

(a) This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(b)      No opinion is expressed on matters of fact.

(c)      No opinion is expressed as to:

         (i)      the title of any Original Obligor to any Security Asset;

         (ii) the priority of any security created or to be created by any Security Agreement;

         (iii) the nature of the security created by any Security Agreement (whether fixed or floating);

         (iv) the marketability of, or rights of enforcement over, any Security Asset; or

         (v) any other restriction affecting any Security Asset or the security created by the Security Agreement.

         These matters are too lengthy to cover in this opinion.

(d) The term enforceable means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully,

                                  SCHEDULE 12

                               MATERIAL CONTRACTS



Contracts with MoD

1. WSMI Service Contract dated 17 June 2002 between (1) the Secretary of State for Defence (2) the Company and providing the terms on which the Company will provide warship support and maintenance services to the MOD.

2. Enabling Agreement dated 13 March 1997 between (1) the Secretary of State for Defence (2) the Company and providing the basic terms on which the Company is to carry out certain (non-competitive) work for the Secretary of State for Defence, together with:

         (a) HMS Vanguard agreement dated 14 August 2002 between (1) the Secretary of State for Defence (2) the Company which is a contract to undertake the long overhaul period (refuel) of HMS Vanguard including planning, management, materials and services procurement activities at Devonport Royal Dockyard.

         (b) HMS Trenchant agreement between (1) the Secretary of State for Defence (2) the Company to undertake the long overhaul period (refuel) of HMS Trenchant including planning, management, materials and services procurement activities at Devonport Royal Dockyard which commenced on 3 April 2000 the terms being accepted by the Company by way of letter dated 30 March 2001.

                                   Signatories





Parent

DEVONPORT MANAGEMENT LIMITED

By:               HENRY WILLIAM WARREN



Company

DEVONPORT ROYAL DOCKYARD LIMITED

By:               HENRY WILLIAM WARREN



Original Guarantor

DEVONPORT MANAGEMENT LIMITED

By:               HENRY WILLIAM WARREN





Mandated Lead Arrangers

HSBC BANK PLC

By:               MICHAEL JESTER



THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:               STEVE HETHERINGTON



THE ROYAL BANK OF SCOTLAND PLC

By:               RICHARD COLLENS

Original Lenders

HSBC BANK PLC

By:               AIDAN R. HAILE




THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:               STEVE HETHERINGTON



THE ROYAL BANK OF SCOTLAND PLC

By:               RICHARD COLLENS



Facility Agent

HSBC BANK PLC

By:               MICHAEL JESTER